SECURITIES AND EXCHANGE COMMISSION
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AMENDMENT NO.  3 TO FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
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Feel Golf Co., Inc.
(Exact Name of Small Business Issuer in its Charter)

California	3949	77-0532590
(State of Incorporation)	(Primary Standard Classification Code)	(IRS Employer ID No.)

Feel Golf Co., Inc.
1354-T Dayton St.
Salinas, CA 93901
(831) 422-9300
(Address and Telephone Number of Registrant’s Principal
Executive Offices and Principal Place of Business)

Feel Golf Co., Inc.
1354-T Dayton St.
Salinas, CA 93901
(831) 422-9300
 (Name, Address and Telephone Number of Agent for Service)

Copies of communications to:
Gregg E. Jaclin, Esq.
Anslow & Jaclin, LLP.
195 Route 9 South, Suite204
Manalapan, NJ 07726
Tel. No.: (732) 409-1212
 Fax No.: (732) 577-1188

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective. If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration Statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☒

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the commission, acting pursuant to said section 8(a), may determine.

CALCULATION OF REGISTRATION FEE

Title of Each Class Of Securities to be Registered	Amount to be Registered		Proposed Maximum Aggregate Offering Price per share		Proposed Maximum Aggregate Offering Price	Amount of Registration fee

Common Stock, $0.001 par value per share	2,318,226	(1)	$1.50	(2)	$3,477,339	$137

(1)                   This Registration Statement covers the resale by our selling shareholders of up to 2,318,226 shares of common stock previously issued to such selling shareholders.

(2)                   The offering price has been estimated solely for the purpose of computing the amount of the registration fee in accordance with Rule 457(o). Our common stock is not traded on any national exchange and in accordance with Rule 457; the offering price was determined by the price of the shares that were sold to our shareholders in a private placement memorandum. The price of $1.50 is a fixed price at which the selling security holders may sell their shares until our common stock is quoted on the OTC Bulletin Board at which time the shares may be sold at prevailing market prices or privately negotiated prices. There can be no assurance that a market maker will agree to file the necessary documents with the Financial Industry Regulatory Authority (“FINRA”), which operates the OTC Bulletin Board, nor can there be any assurance that such an application for quotation will be approved.

The Information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

2,318,226 SHARES OF
FEEL GOLF CO., INC.
COMMON STOCK

The selling shareholders named in this prospectus are offering all of the shares of common stock offered through this prospectus. Our common stock is presently not traded on any market or securities exchange. The 2,318,226 shares of our common stock can be sold by selling security holders at a fixed price of $1.50 per share until our shares are quoted on the OTC Bulletin Board and thereafter at prevailing market prices or privately negotiated prices. There can be no assurance that a market maker will agree to file the necessary documents with the Financial Industry Regulatory Authority (“FINRA”), which operates the OTC Bulletin Board, nor can there be any assurance that such an application for quotation will be approved. We have agreed to bear the expenses relating to the registration of the shares for the selling security holders.

THE PURCHASE OF THE SECURITIES OFFERED THROUGH THIS PROSPECTUS IS RISKY AND SPECULATIVE IN NATURE. YOU SHOULD CAREFULLY CONSIDER THE FACTORS DESCRIBED UNDER THE HEADING “RISK FACTORS” BEGINNING ON PAGE 3.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

PRELIMINARY PROSPECTUS SUBJECT TO COMPLETION DATED  JANUARY  __, 2009

ITEM 3.  Summary Information, Risk Factors and Ratio of Earnings to Fixed Charges.

PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere in this prospectus.  This summary does not contain all the information that you should consider before investing in the common stock.  You should carefully read the entire prospectus, including “Risk Factors”, “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the Financial Statements, before making an investment decision.

If any of the following risks occur, our business operation, operating results and financial condition could be seriously harmed. Please note that throughout this prospectus, the words “we”, “our” or “us” refer to the Company and not to the future investors.

About Our Company

Feel Golf Company., Inc. (“Feel Golf” or the “Company”) was incorporated on February 14, 2000 in the State of California. Our history dates back to our CEO, Lee Miller, a PGA  Member who has been designing  and developing golf products for Tour players since the late 1980’s and for amateur golfers since we were incorporated in 2000. Our main business is the design and manufacture of premium golf grips and golf clubs and other merchandise. We sell our golf clubs and grips to U.S. and international distributors, wholesalers and retailers, including retail sales on our website.

Founded in 1916, the PGA of America is the largest working sports organization in the world, comprised of more than 28,000 dedicated men and women promoting the game of golf to everyone, everywhere. Mr. Miller’s member classification within the PGA of America is A-19 for Golf Manufacturer Management. During the 1980’s Mr. Miller played competitive golf on the PGA Tour and later, the Senior Tour, which was later renamed the Champions Tour.

We have established international distribution channels through 30 countries covering the UK, most of Europe, Canada, Australia, Asian Pacific Rim countries, parts of Western Asia and South Asia. Domestically, we currently have a sales staff at our Salinas, California headquarters.

We introduced our reverse taper golf grip – named the Full ReleaseTM Performance Grip in late 2004, and a second generation reverse taper golf grip – named the Pro ReleaseTM Performance Grip in September 2007. In July 2007, the Full ReleaseTM Performance Grip was endorsed by the United States Schools of Golf (USSOG) as their Official Golf Grip.

We currently have established relationships with several major golf retail chains in the U.S. including Golfsmith, Edwin Watts, Golf Galaxy, Golfworks, Pro Golf and PGA Superstores, who represent the majority of the off-course U.S. golf equipment sales.

Based on our financial history since inception, our auditor has expressed substantial doubt as to our ability to continue as a going concern. We are a development stage company that has a limited amount of revenue which has accumulated deficits since inception.  If we cannot obtain sufficient funding, we may have to delay the implementation of our business strategy.  As of December 31, 2007, we had a total of $6,606 in cash and as of September 30, 2008, we have a total of $10,045.

Where You Can Find Us

Our principal executive office is located at 1354-T Dayton St., Salinas, CA 93901, and our telephone number is (831) 422-9300.

Terms of Offering

The selling shareholders named in this prospectus are offering all of the shares of common stock offered through this prospectus. The selling stockholders are selling shares of common stock covered by this prospectus for their own account.

We will not receive any of the proceeds from the resale of these shares. The offering price of $1.50 was determined by the price of the shares that were sold to our shareholders and is a fixed price at which the selling security holders may sell their shares until our common stock is quoted on the OTC Bulletin Board, at which time the shares may be sold at prevailing market prices or privately negotiated prices. There can be no assurance that a market maker will agree to file the necessary documents with FINRA, which operates the OTC Electronic Bulletin Board, nor can there be any assurance that such an application for quotation will be approved. We have agreed to bear the expenses relating to the registration of the shares for the selling security holders.

Financial Overview

The following data should be read in conjunction with “Management’s Discussion and Analysis,” “Plan of Operation” and the Financial Statements and Notes thereto, included elsewhere in this prospectus. Our financials are audited for years 2000-2007. The financial records are in accordance with GAAP. The statement of operations and balance sheet data from December 31, 2006 and 2007 are derived from our audited financial statements. The interim financial data for the nine months period ended on September 30, 2008 is derived from our reviewed financial statement.

	For the Nine Months Ended on September 30	For the Year Ended December 31
Statement of Operations	(unaudited)	(audited)
	2008	2007	2006
Net Sales	$523,453	$547,436	$670,176

Cost of Goods Sold	277,430	300,367	292,309

Gross Profit	246,023	247,069	377,867

Total Operating Expenses	1,618,768	426,666	595,743

Net Loss from Operation	(1,372,745)	(179,597)	(217,876)

Total Other Income and Expenses	(52,941)	(113,167)	(96,982)

Net Profit (Loss)	(1,425,685)	(292,764)	(314,858)

	For the Nine Months Ended on	For the year ended on
	September 30	December 31,
BALANCE SHEET DATA	(unaudited)	(audited)
	2008	2007	2006
Cash	$10,045	$6,606	$11,962

Total Assets	318,049	398,447	462,190

Total Liabilities	1,095,864	2,058,803	1,828,781

Shareholders' Equity	(777,815)	(1,660,356)	(1,366,592)

RISK FACTORS

In addition to other information in this prospectus, the following risk factors should be considered carefully in evaluating our business before purchasing any of our shares of common stock. A purchase of our common stock is speculative and risky in nature. You should carefully consider the risks described below and the other information in this prospectus before investing in our common stock. Any person who cannot afford the loss of his or her purchase price for the offered shares should not purchase the offered shares because such a purchase is highly speculative and involves significant risks. Our business objectives must also be considered speculative, and we cannot guaranty that we will achieve those objectives. Purchasers of the offered shares may not realize any return on their purchase of the offered shares.

If any of the following risks occur, our business operation, operating results and financial condition could be seriously harmed. Please note that throughout this prospectus, the words “we”, “our” or “us” refer to the Company and not to the future investors.

WE HAVE LIMITED OPERATING HISTORY AND FACE MANY OF THE RISKS AND DIFFICULTIES FREQUENTLY ENCOUNTERED IN NEW AND RAPIDLY EVOLVING MARKET.

We have an 8-year operating history of developing golf products and establishing what we believe to be a niche market within our industry.  However, we also face many of the risks and difficulties encountered in new and rapidly evolving markets. These risks include the ability to:

·        Increase awareness of our brand names;
·        Strengthen customer loyalty;
·        Maintain current strategic relationships, and develop new strategic relationships;
·        Respond effectively to competitive pressures;
·        Continue to develop and upgrade technology; and
·        Attract, retain and motivate qualified personnel.

THE RESULTS OF OUR OPERATIONS WILL DEPEND ON A NUMBER OF FACTORS OVER WHICH WE WILL HAVE NO CONTROL.

We are subject to the general risks of the marketplace in which we do business. These risks includes changes in general economic or local economic conditions, changes in supply of or demand for similar and/or competing products and services in the area, and changes in tax and governmental regulations that may affect demand for such products and services. Purchases of discretionary sporting goods tend to decline in periods of economic uncertainty.  Any significant decline in general economic conditions or uncertainties regarding future economic prospects that affect consumer spending could have a material adverse effect on our business.  For these and other reasons, no assurance of profitable operations can be given.

ALTHOUGH OUR PRODUCTS ARE CURRENTLY IN DEMAND, THERE IS NO ASSURANCE THAT SUCH DEMAND WILL CONTINUE OR WE WILL BE SUCCESSFUL IN OBTAINING A SUFFICIENT MARKET SHARE TO SUSTAIN OUR BUSINESS OR TO ACHIEVE PROFITABLE OPERATIONS.

Because we have a limited prior operating history, there is no assurance that we will maintain and increase our revenues and be profitable. We have accumulated deficits since inception. Additionally, if either the demand for the particular products produced by us or the consumer industry generally suffers a decline, and if general economic conditions deteriorate significantly, our business could be impacted to a substantial degree resulting in lower profitability or losses. Many of the factors, which affect us are dictated by the marketplace and are beyond our control.

OUR FUTURE SUCCESS RELIES UPON A COMBINATION OF PATENTS AND PATENTS PENDING, PROPRIETARY TECHNOLOGY AND KNOW-HOW, TRADEMARKS, COPYRIGHTS, CONFIDENTIALITY AGREEMENTS AND OTHER CONTRACTUAL COVENANTS TO ESTABLISH AND PROTECT ITS INTELLECTUAL PROPERTY RIGHTS. IF OUR PRODUCTS ARE DUPLICATED OUR RESULTS OF OPERATIONS WOULD BE NEGATIVELY IMPACTED.

We believe that our business does not infringe upon the valid proprietary rights of others, but there can be no assurance that third parties will not assert infringement claims against us. If infringement claims are brought against us, there can be no assurance that we will have the financial resources to defend against such claims or prevent an adverse judgment against us. In the event of an unfavorable ruling on any such claim, there can be no assurance that a license or similar agreement to utilize the intellectual property rights in question relied upon by us in the conduct of our business will be available to us on reasonable terms, if at all. In the event of an unfavorable ruling on any such claim, there can be no assurance that a license or similar agreement to utilize the intellectual property rights in question relied upon by us in the conduct of our business will be available to us on reasonable terms, if at all. The loss of such rights (or the failure by us to obtain similar licenses or agreements) could have a material adverse effect on our business, financial condition and results of operations.

Our new flagship product, the Full Release Grip™ Performance Grip, has current design and utility patents and other patents pending and we have trademarked its name. Further, although we have multiple patents pending in the United States on our primary product, the “Full Release Grip™” Performance Grip, there can be no assurance any of these additional patents will be granted or, even if they are, that we will have the resources to enforce these patents through litigation or otherwise. In addition, patents granted by the United States Patent Office do not guarantee that competitors in overseas locations will not imitate our products, or patent similar products in other nations. That some of our other product lines are not (we have other product patents-wedges) implies that our sales are not as strong as they could be since other manufacturers and distributors can develop and sell similar products.

OUR OPERATIONS ARE DEPENDENT ON OUR ABILITY TO REMAIN CURRENT WITH ADVANCES IN THE GOLF INDUSTRY.

We may not be able to compete effectively if we do not keep up with the continuing technological changes in the golf industry. The golf equipment market is characterized by rapidly changing technology designed to enhance golf equipment performance. Accordingly, our future success will depend, in part, on our ability to:

• Effectively using leading technologies in the design and manufacture of our equipment;
• Continue to develop our strategic and technical expertise through our internal resources or through strategic alliances and partnerships;
• Manufacture products and services that meet changing customer needs;
• Advertise and market our golf equipment;
• Influence and respond to emerging industry standards and other technological changes.

In order for us to achieve and sustain profitability in the golf equipment market, all of these tasks must be accomplished in a timely and cost-effective manner. We cannot assure you that we will succeed in effectively doing any of these tasks and our failure to do so could result in a significant decline in the revenue we generate from equipment sales.

WE DO NOT MANUFACTURE OUR OWN PRODUCTS SO OUR ABILITY TO DISTRIBUTE OUR PRODUCTS COULD BE INTERRUPTED AT ANY TIME BY EVENTS BEYOND OUR CONTROL.

We rely exclusively on other firms and entities located in China, Taiwan and the United States to manufacture our products for us. Thus, we continually face risks of negative events in foreign countries or in the United States that could impact or interrupt the manufacture of our products such as the availability and cost of raw materials and labor, the potential need for additional capital equipment, increased manufacturing costs, potential organized labor issues, plant and equipment obsolescence, political unrest, worker's safety and compensation issues and quality control. A disruption of our production or distribution would have a material adverse effect on our results of operations.

THE CONTINUED DEVELOPMENT AND COMMERCIALIZATION OF OUR PRODUCTS WILL REQUIRE A COMMITMENT OF SUBSTANTIAL FUNDS.

Although we believe that the cash flow generated from operations will be sufficient to fund our operations for the next year, there can be no assurance that this will actually occur. Our actual capital requirements will depend on many factors, including but not limited to, the costs and timing of our development and launch activities, the success of our development efforts, the costs and timing of the expansion of our sales and marketing activities. The extent to which our existing products gain market acceptance will be based upon our ability to maintain relationships and enter into new relationships, as well as progress of our commercialization efforts and the commercialization efforts of our competitors, costs involved in acquiring, prosecuting, maintaining, enforcing and defending intellectual property claims, developments related to regulatory issues, and other factors.  We estimate that it will require a substantial investment to launch products with significant marketing efforts in our target market and to implement our business plan nationwide and internationally. Planned expenditures include: 1) obtaining industry endorsements of PGA Teaching Professionals and Tour players from several Professional Tours to further validate our products and bring awareness to the general golfing consumer; and 2) Media TV advertising on The Golf Channel and other TV sports channels in selected geographic markets of the US along with supporting print and radio advertising in these markets to build brand. Anticipated sources of funding are expected to come from either private or public offerings at such time as our shares are approved to trade.

However, in the event that we are unable to obtain additional financing we will not be able to implement our marketing campaign.  Even if we are successful in raising the necessary financing to undertake our marketing campaign, there is no guarantee we will be able obtain industry endorsements of PGA Teaching Professionals and Tour players from several Professional Tours to validate our products.

IF WE DO NOT GROW OR ARE UNABLE TO MANAGE OUR GROWTH, WE MAY NOT BE ABLE TO GENERATE SUFFICIENT REVENUE TO FUND OUR OPERATIONS, AND IT MAY RESULT IN OPERATING INEFFICIENCIES AND LOST PROFIT OPPORTUNITIES.

Our business plan is to rapidly expand our customer acquisition efforts and spending to grow our business. However, we may not grow as planned or at all. If we do grow, such growth may place significant strains on our management personnel and other resources. In order to manage our future growth, we will need to continue to improve our operational, administrative and accounting systems and to continue to attract, train, retain, motivate and manage our employees. In addition, our future success will depend in large part on our ability to maintain high rates of customer satisfaction, on-time delivery, inventory utilization and product and service quality. If we are unable to manage our growth effectively, we may not be able to retain key personnel or provide quality services and equipment, in which case we may not be able to generate sufficient revenue to fund our operations.

THE LOSS OF OUR KEY EMPLOYEE WOULD HAVE A NEGATIVE IMPACT ON FEEL GOLF.

We consider Lee Miller, our Chief Executive Officer, David Otterbach, our Chief Operating Officer and Greg Cottingham, our General Manager, to be essential to the success of the business. Although Greg Cottingham is not an Executive Officer, he is part of our management team and is an essential part of our business since he is significantly involved with our day-to-day operations. None of these individuals are currently subject to a written employment agreement and we do not maintain key life insurance on them.  Although they have not indicated any intention of leaving us, the loss of any one of these individuals for any reason could have a very negative impact on our ability to fulfill on our business plan.

OUR AUDITOR HAS EXPRESSED SUBSTANTIAL DOUBT AS TO OUR ABILITY TO CONTINUE AS A GOING CONCERN.

Based on our financial history since inception, our auditor has expressed substantial doubt as to our ability to continue as a going concern. We are a development stage company that has limited revenue and have accumulated deficits since inception. If we cannot obtain sufficient funding, we may have to delay the implementation of our business strategy.

WE ARE SUBJECT TO SIGNIFICANT GOVERNMENTAL REGULATION THAT COULD NEGATIVELY IMPACT OUR RESULTS.

The manufacturing, packaging, labeling, advertising and distribution of our products may be subject to regulation by federal agencies including but not limited to the Consumer Product Safety Commission ("CPSC"), the United States Department of Commerce ("USDOC") and the Environmental Protection Agency ("EPA"). Our activities are also regulated by various agencies of the states and localities in which our products are sold. We may be subject, from time to time, to additional laws or regulations administered by Federal, state or foreign regulatory authorities, or to revised interpretations of current laws or regulations. We are unable to predict the nature of such future laws, regulations, interpretations or their application to us,  nor can we predict what effect additional governmental regulations or administrative orders, when and if promulgated, would have on our business in the future. They could, by way of illustration and without limitation, require us to recall or discontinue certain products, expand documentation of the properties of certain products, expand or provide different labeling and packaging, or impose additional record keeping requirements. Any or all such requirements could have a material adverse effect on our results of operations and financial position.

WE MAY INCUR SIGNIFICANT COSTS TO BE A PUBLIC COMPANY TO ENSURE COMPLIANCE WITH U.S. CORPORATE GOVERNANCE AND ACCOUNTING REQUIREMENTS AND WE MAY NOT BE ABLE TO ABSORB SUCH COSTS.

We may incur significant costs associated with our public company reporting requirements, costs associated with newly applicable corporate governance requirements, including requirements under the Sarbanes-Oxley Act of 2002 and other rules implemented by the Securities and Exchange Commission. We expect all of these applicable rules and regulations to significantly increase our legal and financial compliance costs and to make some activities more time consuming and costly. We also expect that these applicable rules and regulations may make it more difficult and more expensive for us to obtain director and officer liability insurance and we may be required to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage. As a result, it may be more difficult for us to attract and retain qualified individuals to serve on our board of directors or as executive officers. We are currently evaluating and monitoring developments with respect to these newly applicable rules, and we cannot predict or estimate the amount of additional costs we may incur or the timing of such costs. In addition, we may not be able to absorb these costs of being a public company which will negatively affect our business operations.

THE OFFERING PRICE OF THE SHARES WAS ARBITRARILY DETERMINED, AND THEREFORE SHOULD NOT BE USED AS AN INDICATOR OF THE FUTURE MARKET PRICE OF THE SECURITIES. THEREFORE, THE OFFERING PRICE BEARS NO RELATIONSHIP TO OUR ACTUAL VALUE, AND MAY MAKE OUR SHARES DIFFICULT TO SELL.

Since our shares are not listed or quoted on any exchange or quotation system, the offering price of $1.50 per share for the shares of common stock was arbitrarily determined. The facts considered in determining the offering price were our financial condition and prospects, our limited operating history and the general condition of the securities market. The offering price bears no relationship to the book value, assets or earnings of our company or any other recognized criteria of value. The offering price should not be regarded as an indicator of the future market price of the securities.

OUR OFFICERS AND DIRECTORS BENEFICIALLY OWN THE MAJORITY OF THE OUTSTANDING COMMON STOCK AS OF THE DATE OF THIS FILING AND COULD TAKE ACTIONS DETRIMENTAL TO YOUR INVESTMENT FOR WHICH YOU WOULD HAVE NO REMEDY.

Our officers and directors beneficially own approximately seventy-nine (79%) percent of the outstanding common stock as of the date of this filing. They will continue to have the ability to substantially influence the management, policies, and business operations. In addition, the rights of the holders of our common stock will be subject to, and may be adversely affected by, the rights of holders of any preferred stock that may be issued in the future.

OUR COMMON STOCK IS CONSIDERED PENNY STOCKS, WHICH MAY BE SUBJECT TO RESTRICTIONS ON MARKETABILITY, SO YOU MAY NOT BE ABLE TO SELL YOUR SHARES.

If our common stock becomes tradable in the secondary market, we will be subject to the penny stock rules adopted by the Securities and Exchange Commission that require brokers to provide extensive disclosure to their customers prior to executing trades in penny stocks. These disclosure requirements may cause a reduction in the trading activity of our common stock, which in all likelihood would make it difficult for our shareholders to sell their securities.

Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system). Penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer’s account. The broker-dealer must also make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. These requirements may have the effect of reducing the level of trading activity, if any, in the secondary market for a security that becomes subject to the penny stock rules. The additional burdens imposed upon broker-dealers by such requirements may discourage broker-dealers from effecting transactions in our securities, which could severely limit the market price and liquidity of our securities. These requirements may restrict the ability of broker-dealers to sell our common stock and may affect your ability to resell our common stock.

THERE IS NO ASSURANCE OF A PUBLIC MARKET OR THAT OUR COMMON STOCK WILL EVER TRADE ON A RECOGNIZED EXCHANGE. THEREFORE, YOU MAY BE UNABLE TO LIQUIDATE YOUR INVESTMENT IN OUR STOCK.

There is no established public trading market for our common stock. Our shares have not been listed or quoted on any exchange or quotation system. There can be no assurance that a market maker will agree to file the necessary documents with FINRA, which operates the OTC Electronic Bulletin Board, nor can there be any assurance that such an application for quotation will be approved or that a regular trading market will develop or that if developed, will be sustained. In the absence of a trading market, an investor may be unable to liquidate their investment.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

The information contained in this report, including in the documents incorporated by reference into this report, includes some statement that are not purely historical and that are "forward-looking statements." Such forward-looking statements include, but are not limited to, statements regarding our and their management's expectations, hopes, beliefs, intentions or strategies regarding the future, including our financial condition, results of operations, and the expected impact of the Share Exchange on the parties' individual and combined financial performance. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words "anticipates," "believes," "continue," "could," "estimates," "expects," "intends," "may," "might," "plans," "possible," "potential," "predicts," "projects," "seeks," "should," "will," "would" and similar expressions, or the negatives of such terms, may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking.

The forward-looking statements contained in this report are based on current expectations and beliefs concerning future developments and the potential effects on the parties and the transaction. There can be no assurance that future developments actually affecting us will be those anticipated. These that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements, including the following forward-looking statements involve a number of risks, uncertainties (some of which are beyond the parties' control) or other assumptions.

Item 4.  Use of Proceeds

The selling stockholders are selling shares of common stock covered by this prospectus for their own account. We will not receive any of the proceeds from the resale of these shares. We have agreed to bear the expenses relating to the registration of the shares for the selling security holders.

Item 5.  Determination of Offering Price

Since our shares are not listed or quoted on any exchange or quotation system, the offering price of the shares of common stock was arbitrarily determined. The offering price was determined by the price shares were sold to our shareholders pursuant to an exemption under Section 4(2) of the Securities Act of 1933 and Rule 506 of Regulation D promulgated under the Securities Act of 1933.

The offering price of the shares of our common stock has been determined arbitrarily by us and does not necessarily bear any relationship to our book value, assets, past operating results, financial condition or any other established criteria of value. The facts considered in determining the offering price were our financial condition and prospects, our limited operating history and the general condition of the securities market. Although our common stock is not listed on a public exchange, we will be filing to obtain a listing on the Over-The-Counter Bulletin Board (OTC Bulletin Board) concurrently with the filing of this prospectus. In order to be quoted on the Bulletin Board, a market maker must file an application on our behalf in order to make a market for our common stock. There can be no assurance that a market maker will agree to file the necessary documents with FINRA, which operates the OTC Bulletin Board, nor can there be any assurance that such an application for quotation will be approved.

In addition, there is no assurance that our common stock will trade at market prices in excess of the initial public offering price as prices for the common stock in any public market which may develop will be determined in the marketplace and may be influenced by many factors, including the depth and liquidity.

Item 6. Dilution

The common stock to be sold by the selling shareholders as provided in Item 7 is common stock that is currently issued. Accordingly, there will be no dilution to our existing shareholders.

Item 7. Selling Security Holders

The shares being offered for resale by the selling stockholders consist of the 2,318,226 shares of our common stock held by 11 shareholders of our common stock. These shareholders received these shares under a Regulation D Rule 506 undertaken between December 2007 and August 2008. The offering price was $1.00 per share. We issued 25,000 shares of our common stock to Anslow & Jaclin, LLP as compensation for legal services rendered. We also issued 1,205,726 shares of our common stock to Criterion Capital Partners, LLC as compensation for the business and financial advisory services rendered. All the other shareholders purchased our common stock at the offering price of $1.00 per share.

The following table sets forth the name of the selling stockholders, the number of shares of common stock beneficially owned by each of the selling stockholders as of   January 28, 2009 and the number of shares of common stock being offered by the selling stockholders. The shares being offered hereby are being registered to permit public secondary trading, and the selling stockholders may offer all or part of the shares for resale from time to time. However, the selling stockholders are under no obligation to sell all or any portion of such shares nor are the selling stockholders obligated to sell any shares immediately upon effectiveness of this prospectus. All information with respect to share ownership has been furnished by the selling stockholders.

Name	Shares Beneficially Owned Prior To Offering	Shares to be Offered	Amount Beneficially Owned After Offering	Percent Beneficially Owned After Offering

Todd & Karen Acker	26,764	10,000	16,764	*
Miller Family Trust (1)	11,456,219	1,000,000	10,456,219	65.99%
David Alexander	100,000	20,000	80,000	*
Jerry Natalia	47,500	7,500	40,000	*
Glen Puro	40,000	10,000	30,000	*
Mike and Nancy Anderson	15,000	5,000	10,000	*
Eric Oversteg	20,000	20,000	0	0%
Jim & Darla Hinderscheid	50,000	10,000	40,000	*
Brendon Jones	5,000	5,000	0	0%
Anslow Jaclin LLP (2)	25,000	25,000	0	0%
Criterion Capital Partners, LLC (3)	1,205,726	1,205,726	0	0%

* Less than one (1%) percent.

(1)       Lee Miller is the Trustee of the Miller Family Trust and has investment control of its shares of our common stock.
(2)       Gregg E. Jaclin is a partner at Anslow & Jaclin, LLP and has investment control of its shares of our common stock.
(3)       Adam Levin is the principal of Criterion Capital Partners, LLC and has investment control of its shares of our common stock.

Except for the Miller Family Trust, to our knowledge, none of the selling shareholders or their beneficial owners:

-	has had a material relationship with us other than as a shareholder at any time within the past three years; or
-	has ever been one of our officers or directors or an officer or director of our predecessors or affiliates;
-	are broker-dealers or affiliated with broker-dealers.

Lee Miller, our founder and President, is the Trustee of the Miller Family Trust and therefore he has investment control of its shares of our stock.

Item 8. Plan of Distribution

The selling security holders may sell some or all of their shares at a fixed price of $1.50 per share until our shares are quoted on the OTC Bulletin Board and thereafter at prevailing market prices or privately negotiated prices. Prior to being quoted on the OTC Bulletin Board, shareholders may sell their shares in private transactions to other individuals. Although our common stock is not listed on a public exchange, we will be filing to obtain a listing on the OTC Bulletin Board concurrently with the filing of this prospectus. In order to be quoted on the OTC Bulletin Board, a market maker must file an application on our behalf in order to make a market for our common stock. There can be no assurance that a market maker will agree to file the necessary documents with FINRA, which operates the OTC Bulletin Board, nor can there be any assurance that such an application for quotation will be approved. However, sales by selling security holder must be made at the fixed price of $1.50 until a market develops for the stock.

Once a market has developed for our common stock, the shares may be sold or distributed from time to time by the selling stockholders, who may be deemed to be underwriters, directly to one or more purchasers or through brokers or dealers who act solely as agents, at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at negotiated prices or at fixed prices, which may be changed. The distribution of the shares may be effected in one or more of the following methods:

O	ordinary brokers transactions, which may include long or short sales,
O	transactions involving cross or block trades on any securities or market where our common stock is trading, market where our common stock is trading,
O	through direct sales to purchasers or sales effected through agents,
O	through transactions in options, swaps or other derivatives (whether exchange listed of otherwise), or exchange listed or otherwise), or
O	any combination of the foregoing.

In addition, the selling stockholders may enter into hedging transactions with broker-dealers who may engage in short sales, if short sales were permitted, of shares in the course of hedging the positions they assume with the selling stockholders. The selling stockholders may also enter into option or other transactions with broker-dealers that require the delivery by such broker-dealers of the shares, which shares may be resold thereafter pursuant to this prospectus. To our best knowledge, none of the selling security holders are broker-dealers or affiliates of broker dealers.

We will advise the selling security holders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares in the market and to the activities of the selling security holders and their affiliates. In addition, we will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the selling security holders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The selling security holders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.

Brokers, dealers, or agents participating in the distribution of the shares may receive compensation in the form of discounts, concessions or commissions from the selling stockholders and/or the purchasers of shares for whom such broker-dealers may act as agent or to whom they may sell as principal, or both (which compensation as to a particular broker-dealer may be in excess of customary commissions). Neither the selling stockholders nor we can presently estimate the amount of such compensation. We know of no existing arrangements between the selling stockholders and any other stockholder, broker, dealer or agent relating to the sale or distribution of the shares. We will not receive any proceeds from the sale of the shares of the selling security holders pursuant to this prospectus. We have agreed to bear the expenses of the registration of the shares, including legal and accounting fees, and such expenses are estimated to be approximately $45,000.

Notwithstanding anything set forth herein, no FINRA member will charge commissions that exceed 8% of the total proceeds of the offering.

Item 9. Description of Securities to be Registered

General

We are authorized to issue only one class of shares of stock that consist of 100,000,000 shares of common stock, $0.001 par value per share. There are no provisions in our charter or by-laws that would delay, defer or prevent a change in our control.

Common Stock

We are authorized to issue 100,000,000 shares of common stock, $0.001 par value per share.  Currently we have 15,845,575 shares of common stock issued and outstanding.

The holders of our common stock have equal ratable rights to dividends from funds legally available if and when declared by our board of directors and are entitled to share ratably in all of our assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of our affairs. Our common stock does not provide a preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights. Our common stock holders are entitled to cumulative voting for election of Board of Directors.

Preferred Stock

We are not authorized to issue shares of preferred stock.

Dividends

We have not paid any cash dividends to shareholders.  The declaration of any future cash dividends is at the discretion of our board of directors and depends  upon our earnings, if any, our capital requirements and financial position, our general economic conditions, and other pertinent conditions.  It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations.

Warrants

There are no outstanding warrants to purchase our securities.

Options

Pursuant to a resolution of our Board of Directors, as approved by our shareholders at a special meeting on February 5, 2005, we adopt the 2003-2004 stock option plan (the “Plan”). Options granted under the Plan may be incentive stock options as defined in Section 422 of the Internal Revenue Code (the “IRS”) or non-statutory stock options, as determined by the Board of Directors or any of its Committees at the time of grant of an option and subject to the applicable provisions of Section 422 of the IRS, as amended, and the regulations promulgated thereunder. Stock purchase rights may be granted under the plan. For the purpose of the Plan, the employee means any person, including officers and directors, employed by Feel Golf or any Parent or Subsidiary of Feel Golf. We have not authorized any shares for issuances pursuant to the Plan.

With respect to grants of Options or Stock Purchase Rights to employees who are also officers or directors of the Company, the Plan shall be administered by the Board of Directors or a committee appointed by the Board of Directors if the Board or the committee administers the Plan in compliance with Rule 16b-3 promulgated under the Exchange Act or an successor thereto with respect to a plan intended to qualify thereunder as a discretionary plan.

With respect to grants of Options or Stock Purchase Rights to Employees or Consultants who are neither directors nor officers of the Company, the Plan shall be administered by either the Board or a committee appointed by the Board, which be constituted in such a manner as to satisfy the legal requirements relating to the administration of incentive stock option plans, if any, of California corporate and securities laws, of the IRS, and of any applicable stock exchange.

Non-Statutory Stock Options and Stock Purchase rights may be granted to employees and consultants and Incentive Stock Options may be granted only to employees.

As of January 28, 2009 , we have not granted any Incentive Stock Options and Non-Statutory Stock Options.

Item 10. Interests of Named Experts and Counsel

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

The financial statements included in this prospectus and the registration statement have been audited by Hawkins Accounting of Los Angeles CA to the extent and for the periods set forth in their report appearing elsewhere herein and in the registration statement, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

Item 11.  Information about the Registrant

Description of Business

We were incorporated on February 14, 2000 in the State of California. During this time, we operated as a private business and focused on developing products both in the golf club (equipment) and golf grip (accessory) categories. Research and Development costs were accounted for under our general selling and administrative costs (“GS&A”) during this time. Our annual revenues have historically ranged between approximately $500,000 and $1 million, and resulted in significant operating losses requiring additional capital from our officers and directors and additional private individual shareholders, with total investment and loans to date, of approximately $4 million.

We  produce golf clubs including drivers, irons and wedges - with varying degrees of loft (angle of attack to the horizontal plane) ranging from 9° to 73° in several distinct color finishes: Satin, Gun Metal and Designer (Colors of Red, Black, Bronze, Blue, Green & Yellow). Wedges are golf clubs used primarily for approach shots generally from 150 yards and closer.  Our wedges carry different degrees of loft (46°, 52° 56°, 60°, 64° & 73°) designed to be used for varying distances and different lies (e.g.: deep rough, sand, tight lies, etc.).

Our wedges are pressure cast and made of a blend of soft metals providing what we believe to be a lower drag-coefficient thereby improving a golfer’s ability for more accurate shots.  Manufacturing and assembly technologies assure that each wedge has the same Kick Point, Balance Point, Swing Weight, Total Weight, Length, Frequency and Feel. Our golf clubs and golf grips conform to the rules of golf as set out by the United States Golf Association (USGA) and The Royal and Ancient Golf Club (R&A).  The following sets forth an explanation of certain golf terms we use to describe our products:

·           Kick Point, also called flex point or bend point, is the point along a shaft's length at which it exhibits the greatest amount of bend when the tip is pulled down.

·           Balance Point is the point at which a golf shaft achieves equilibrium; the point at which a shaft’s weight is evenly distributed in both directions when rested on a single fulcrum point.

·           Swing weight is a measurement that describes how the weight of a club feels when the club is being swung.

·           Total Weight is the total weight of a golf club including the head, shaft and grip.

·           Length is the overall length of a golf club.

·           Frequency is the process of ensuring that the shaft vibrations of all clubs in a given set of clubs, match in frequency when struck, so that the feel is the same for each club.

·           Feel is the sensation of, or level sensitivity for, playing shots in golf. Especially with respect to short game shots including putting.

In late 2004, we introduced to the market a reverse-tapered golf grip named the Full ReleaseTM Performance grip. A “reverse taper” golf grip is simply a golf grip whose taper is the opposite (or reversed) of the industry standard golf grips used today.  Specifically, a reverse taper golf grip is smaller in diameter at the butt end of a golf grip and gets larger in diameter towards the shaft end – the opposite of today’s standard golf grips. We believe the reverse taper golf grip is more ergonomically designed to better fit the fingers of a golfer’s hand promoting more of a full release swing - the act of freely returning the club head squarely to the ball at impact producing a powerful golf shot. In 2005, the Full ReleaseTM Performance Grip was named “Top Discovery” at the International PGA Show in Orlando, FL, and was endorsed by the United States Schools of Golf (USSOG) in July 2007, as their “Official Golf Grip.” We believe the USSOG represents over 60 teaching facilities throughout the country. We offer two  reverse taper golf grips: 1) The Full Release™ Performance golf grip; and 2) The Pro Release™ Performance golf grip and we offer a number of different styles and colors for these golf grips.

The base manufacturing of all components including club heads, shafts and grips is currently outsourced. Final assembly and shipping is handled in our corporate headquarters based in Salinas, CA, utilizing PGA members trained in the art of club making.  Manufacturing assembly techniques are used for compliance with our design and quality control requirements.

We sell our golf clubs and grips to U.S. and international distributors, wholesalers, and retailers, including retail sales on our website. We have established international distribution channels through 30 countries covering the UK, most of Europe, Canada, Australia, Asian Pacific Rim countries, parts of Western Asia and South Africa. With respect to the domestic distribution, we have established a sales staff at our Salinas, CA headquarters and currently have (six) 6 employees.

Marketing

We believe the Full Release™ Performances grip’s game improvement characteristics could be attractive to golfers of all skill levels. With our premium wholesale price, the global grip market could represent a very significant opportunity with even minor market share penetration - potentially representing significant growth in total revenues.  With a marketing campaign that we are ready to implement upon obtaining sufficient marketing capital, we plan  to advertise the benefits of our performance grips and build brand awareness.  We believe our golf grips can either replace the market and/or take a significant market share, similar to how Metal Woods, Graphite Shafts, and/or Soft Spikes replaced their respective markets and/or garnered significant market share.  However, there is no guarantee that we will be able to raise the capital needed to implement its marketing campaign.

With respect to U.S. domestic marketing, we have built relationships with several major golf retail chains in the US including Golfsmith, Golf Galaxy, Edwin Watts, Golfworks, Pro Golf and PGA Superstores that represent the majority of US golf equipment sales. We believe that our largest single golf club and golf grip customer base will be the major retail chains. With this opportunity clearly in mind, we will initially concentrate efforts to maximize sales results via marketing efforts geared to increase brand awareness and pre-sell the golfing customer. While we expect considerable efforts to be directed at the major retailers and cultivating new, retailing chains, there remains literally tens of thousands of on course and off course pro shops, club makers and hobbyists for us to market to.

We believe our established international distributor network also holds potential for sales growth and through these distributors’ efforts, to grow our brand name recognition around the world.  We plan to continue marketing directly to the public through our website and with advertising programs designed to direct potential customers either to the our on-line site or to our in-house sales personnel. Significant marketing efforts will be directed to this in house channel with most sales at retail pricing bringing considerably higher profit margins than those realized via wholesale channels.

Demand in the golf industry is partially driven by strong marketing and public relations. Likewise, successful product launches in golf are partially accomplished through strategic marketing and strong visibility on the professional tours.  We intend to obtain endorsements of both PGA Teaching Professionals and Tour players, once capitalized, to further validate our products to golfers worldwide. To reach the mass market, we anticipate frequently advertising The Full Release™ Performance grip’s infomercial on The Golf Channel in the US. This is a far-reaching media campaign, yet highly targeted. We believe that a continuous TV Infomercial and TV Spot advertising strategy is among the strongest product awareness builders that may generate consumer, major chain golf retailer, golf pro shop, and catalog publishers’ interest.

Additional strategic advertising and promotion plans includes: industry endorsements, company press releases, additional TV spots, major golf magazine print ads,  media days for major magazine equipment writers sponsored by us, weekly schedules with retailer demo days, enhanced and continual in-store support programs, open-to-the-public as well as privately sponsored clinics, USA and European PGA Tour staff presence, annual trade-shows, as well as a continuous in-house production of articles and editorials, as contributing writers, as offered by leading golf magazines.  Our product marketing emphasizes our belief in the many ways in which our brand products are performance enhancing. The products’ unique selling points include the following:

·                   We believe our products include quality components, excellent design characteristics and quality control assembly by PGA trained professionals in compliance with exacting standards. We believe our patented and proprietary designs are highlighted, including our golf clubs' blend of hi-finishes that stand out among an otherwise dull product finish industry. Our club line was originally designed & developed for Tour players for their own personal use in competitive play.

·                   Quality manufacturing is a key component of our brand. Our clubs are neither “customized” for Tour players nor “mass-produced” for the general public. We believe this is a most important distinction that creates a category of golf products that are made to exacting standards for high performance and playability that is unique among the major club manufacturers.

·                   We believe our products’ high performance characteristics can have a profound effect on a golfer’s ability to play a better, more consistent game of golf.  With independent testing verification, our marketing emphasizes that our clubs and grips provide golfers with better “feel” that allows for more distance, improved accuracy and the ability for lower scores.

·                   We believe the Full Release™ Performance Grip’s reverse taper design, our multi-colored Designer Wedges, and the Gun Metal and Yellow Competitor irons visually differentiate our products from those of its competitors, imparting the perception of a high quality, high performance message at first glance.

·                   There are numerous industry models of commodity class grips available, with MSRP prices ranging from ~$2 to > $6 per grip. We believe our Full Release™ Performance grips are positioned as a major advance in golf equipment technology. Therefore, our golf grip is premium priced at a Manufacturer’s Suggested Retail Price (MSRP) of $10 each.

·                   Industry prices for golf wedges range from $25 to over $275 each.  Many well known brands compete in the “professional grade” segment of the market and have offerings around $125 (MSRP).  Our wedges are priced slightly higher (MSRP: $129 - $149) than many other brands, as we believe our quality and recognized playability imparts a higher perceived value to the customer.

At present, we do not have sufficient capital to implement and support our planned marketing campaign.  At such time as our shares are approved to trade we intend to raise funds through a private or public offering to support all of our five distinct sales channels: We estimate upwards of $3,000,000 in capital will be required over the entire time period (18-24 months) of  our marketing campaign to support these sales channels.

·                   Direct to Consumer: We plan to use direct response marketing in advertisement and infomercials, running primarily on The Golf Channel, web sites and national print media. We plan to launch this part of the marketing campaign at the very beginning of our marketing campaign and run this throughout the entire campaign on a consistent basis.  The cost to implement this will vary significantly depending upon the amount of media “air” time that we buy and will be the most significant cost of the entire marketing campaign.  Estimated cost could range from $250,000 to $1.5 million over the course of our marketing campaign.

·                  Wholesale Distribution: We plan to employ a well-trained and efficient sales staff to sell and provide ongoing marketing and in-store support to U.S. major golf retailers. There are more than 18,000 independent golf specialty stores in the U.S. alone, and over eight major USA retail golf chains, currently with an estimated 700 outlets and growing. Sales staff will be assigned to provide ongoing service to the major retail outlets and larger independents. Our customers also include specialty golf catalog retailers reaching well over 15 million US golfers annually. We plan to launch this part of the marketing campaign during the first quarter of the marketing campaign implementation. We have already identified a number of prospective support personnel to hire once we have sufficient capital, contingent upon their availability. The estimated costs range between $100,000 to 250,000 annually.

·                   Internet Sales: we plan to hire two (2) skilled employees whose duties will be to aggressively market our line of products on the Internet at retail prices on our website. We plan to launch this part of the marketing campaign during the first quarter of implementation and running throughout the entire campaign for approximately 36 months.  The estimated costs range between $50,000 - 125,000 annually.

·                   International: Our international sales alliances carry our clubs, grips and other products into dozens of countries.  Prominent in the international arena is Asia, where golf as a sport is rapidly growing and becoming a national pastime with millions playing the game. We plan on hiring two (2) experienced golf industry professionals to be responsible for continuous training to our distributors in Asia and Europe. Our international distributors are responsible for their own marketing expenditures, but we also plan to provide them with ongoing training which we believe should expedite and expand their sales.  We anticipate that with a greater world-wide acceptance of our products by Tour players - will also facilitate globalization of the Feel Golf brand. We plan to initiate this part of the marketing campaign during the second quarter of implementation and run throughout the entire marketing campaign.  Estimated costs range between $50,000 – 150,000 annually.

·                   Call Center and Inside Sales: We plan to assemble an effective in house telemarketing sales force, which will sell direct to our consumers, handle both inbound and outbound customer communications and sales, customer service, thus contributing significantly to over-all profit and revenues. We have has initiated a call center at our corporate headquarters based in Salinas, CA, with two support personnel.  We intend to ramp up the staff of the call center upon available capital and will increase staff based upon availability of qualified candidates throughout the marketing campaign.  Estimated costs range between $50,000 - 250,000 annually.

Competition

The golf equipment industry is competitive. We believe that our eight years of history is a strong indicator that we have excellent products with an established niche within the golf industry.  The following is our major larger competitors:

·                   Callaway: a public company founded in 1982.

·                   Cleveland Golf: founded in 1979.

·                   Nike: entered the golf equipment market with golf shoes apparel, balls and accessories to grow revenues. In 2001, it launched a new line of golf clubs.

·                   Ping: a family owned company, founded in 1959.

·                   Taylor Made: a subsidiary of Adidas-Salomon, it was founded in 1979.

·                   Titleist: a part of the Acushnet Company whose brands include Foot Joy, Cobra and Pinnacle. Acushnet itself is a subsidiary of Fortune Brands, Inc.

The largest manufacturers and our competitors in the golf grip industry include:

·                   Avon Grips, Kingwood, TX

·                   Golf Pride Grips, a subsidiary of Eaton Corporation, Laurinburg, NC

·                   Lamkin Corporation, San Diego, CA

·                   Winn Grips, Huntington Beach CA

In this competitive market, except for one other grip company, we believe we are the only grip company that produces a reverse-tapered golf grip with multiple patent protection. We believe all of our products are uniquely designed in appearance, are different in playability and feel, and are beneficial for golfers of all skill levels.

Intellectual Property

Our intellectual property portfolio contains trademarks, patents and patent applications.

Trademark

We currently own ten (10) registered trademarks that protect our company’s name as well as our products. Our products protected under these trademarks include golf clubs, golf grips, golf putters, golf bags and golf bags. The ten (10) registered trademarks are (1) “Feel,” (2) “Feel Golf,” (3) “Sensation,” (4) “Competitor,” (5) “Dr. Feel,” (6) “Designer Wedges,” (7) “The Dart Thrower,” (8) “The Heater,” (9) “Full Release,” and (10) “Pro Release.”

In addition, we have several other in-use trademarks which are not yet registered but protected by the common law. These marks, including “Release,” “X-Wrap,” and ‘Butterstick,” are used on other golf clubs and golf grips which are not protected under the ten (10) registered trademarks as aforementioned.

Patents

Utility Patents

We currently have two issued utility patents titled “Improved Golf Club Grip.” These utility patents protect a golf club grip with a progressively reducing diameter from the cap end of the grip to the shaft end of the grip, commonly referred to as a reverse taper. The external surface of the golf club grip extends upwardly into an elevated, linear ridge and extends along the grip, commonly referred to as a reminder ridge. This ridge provides the basis for consistent positioning of the grip in the user’s hand.

Design Patents

We also have nine issued design patents covering a variety of golf club head and grip designs.

We also currently have two pending inventions, “Wrap Grip” and “Golf Club Grip” patent, with the improvement protecting a flared end cap. While the “Improved Golf Club Grip” patent protects a reminder ridge, it does not protect a grip with multiple reminder ribs or ridges. The pending “Golf Club Grip” application does, which is important for the golfer for consistent positioning purposes. In addition, the “Golf Club Grip” application specifically describes a “Y” shaped reminder rib, which is not disclosed in the “Improved Golf Club Grip” patent. This “Y” shaped rib provides for consistent and repeatable finger placement and positioning, increase the Moment of Inertia relative to the golf club head, reduces the torques around the longitudinal axis of the club, and allows the golfers to position the club in such a manner as to induce a controlled draw and fade on the flight of the ball after impact.

Upcoming Applications

We have several utility and design patent applications that are upcoming. Five of these inventions related specifically to the golf club grip and will protect the process for making the grip, grips with a cord, notched underlisting, and metal counterweight. Other applications will cover the Butterstick, Competitor, and Wedge products.

Although no patent is guaranteed to be valid, an Examiner at the United States Patent and Trademark Office found our patented inventions to be eligible after reviewing the prior art.* In addition, a registered United States Patent is presumed to be valid.

* Patent Requirements - Section 101 of the U.S. Patent Act sets forth the general requirements for a utility patent:  Whoever invents or discovers any new and useful process, machine, manufacture, or composition of matter, or any new and useful improvements thereof, may obtain a patent, subject to the conditions and requirements of this title.

Description of Property

Our principal business office is located at 1354-T Dayton St., Salinas, CA 93901.

Legal Proceedings

There are no legal proceedings pending or threatening against us.  However, on March 25, 2005, we were served with a California administrative Desist and Refrain order from the California Department of Corporations. Under the terms of the order, we were required to refrain from the sale of common stock unless offered strictly in accordance with California law. The order stated that we had published a “tombstone” advertisement and had relied on the exemption contained in Section 25102(n) of the California Corporate Securities Laws of 1968. This order was due to an inadvertent omission of one of the “disclaimer” sentences required for an advertised “tombstone”. On May 24, 2005, we filed an application for approval of a rescission offer to repurchase any securities under Section 25507(b) of the California Corporate Securities Law of 1968 that may have been purchased by relying entirely upon the Tombstone for purchase information. The offer to repurchase covered a maximum of 153,000 shares of common stock in an amount total of $100,500 plus statutory interest of 7%. The California Department of Corporations approved the offer to repurchase on September 17, 2005 with a 30-day right to rescind offer being sent to any purchaser that may have purchased from and had relied upon the improperly worded Tombstone.  On October 17, 2005, we caused a copy of the rescission offer to be personally delivered or served by certified mail to shareholders who we believed purchased securities as result of the improper tombstone. After compliance to the order and in correspondence to the California Department of Corporations dated October 25, 2005 and November 24, 2005, we informed the California Department of Corporations that we had rescinded a total amount of 5000 shares purchased by one investor as the result of the “tombstone” omission. This fulfilled the order as required by the California Department of Corporations without further incident or requirement. Neither Monterey County nor the State of California proceeded with any prosecution against us for an alleged act of fraud or misrepresentation in the sale of our common stock. As a result of the completion of the repurchase offer approved by the California Department of Corporations, any actual or potential violation of California law is now considered cured as a matter of law in California since the purchasers no longer have a cause of action by operation of Section 25507(b).

Market for Common Equity and Related Stockholder Matters

There is presently no public market for our shares of common stock. We anticipate applying for trading of our common stock on the OTC Bulletin Board upon the effectiveness of the registration statement of which this prospectus forms apart. However, we can provide no assurance that our shares of common stock will be traded on the OTC Bulletin Board or, if traded, that a public market will materialize.

Authorized common shares	Issued and Outstanding common shares	Shares authorized and unissued

100,000,000 common shares	14,614,849 common shares outstanding	85,385,151 shares authorized and unissued

Holders of Our Common Stock

As of the date of this registration statement, we had 66 shareholders of our common stock.

Rule 144 Shares

As of January 28, 2009 , there are 14,614,849 shares of our common stock, which are currently available for sale to the public and in accordance with the volume and trading limitations of Rule 144 of the Act. Sales under Rule 144 are subject to availability of current public information about the company.

Stock Option Grants

Pursuant to a resolution of our Board of Directors, as approved by our shareholders at a special meeting on February 5, 2005, we adopt the 2003-2004 stock option plan (the “Plan”). Options granted under the Plan may be incentive stock options as defined in Section 422 of the Internal Revenue Code (the “IRS”) or non-statutory stock options, as determined by the Board of Directors or any of its Committees at the time of grant of an option and subject to the applicable provisions of Section 422 of the IRS, as amended, and the regulations promulgated thereunder. Stock purchase rights may be granted under the plan.  For the purpose of the Plan, the employee means any person, including officers and directors, employed by Feel Golf or any Parent or Subsidiary of Feel Golf. We have 3,000,000 shares authorized  pursuant to the Plan but to date none have been issued.

With respect to grants of Options or Stock Purchase Rights to employees who are also officers or directors of the Company, the Plan shall be administered by the Board of Directors or a committee appointed by the Board of Directors if the Board or the committee administers the Plan in compliance with Rule 16b-3 promulgated under the Exchange Act or an successor thereto with respect to a plan intended to qualify thereunder as a discretionary plan.

With respect to grants of Options or Stock Purchase Rights to Employees or Consultants who are neither directors nor officers of the Company, the Plan shall be administered by either the Board or a committee appointed by the Board, which be constituted in such a manner as to satisfy the legal requirements relating to the administration of incentive stock option plans, if any, of Californian corporate and securities laws, of the IRS, and of any applicable stock exchange.

Non-Statutory Stock Options and Stock Purchase rights may be granted to employees and consultants and Incentive Stock Options may be granted only to employees.

As of January 28, 2009 , we have not granted any Incentive Stock Options and Non-Statutory Stock Options.

Registration Rights

We have not granted registration rights to the selling shareholders or to any other persons.

FEEL GOLF CO., INC.
FINANCIAL STATEMENTS OF DECEMBER 31, 2006 AND 2007, AND SEPTEMBER 30, 2008
INDEX TO FINANCIAL STATEMENTS

FINANCIAL STAEMENTS

PAGE	F-2	REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

PAGE	F-3	BALANCE SHEETS AS OF DECEMBER 31, 2007 AND 2006

PAGE	F-4	STATEMENT OF OPERATIONS FOR THE YEARS ENDING DECEMBER 31, 2007, 2006 AND 2005

PAGE	F-5	CONDENSED STATEMENT OF CHANGES IN STOCKHOLDERS’ EQUITY/(DEFICIENCY) FOR THE YEARS ENDED DECEMBER 31, 2007, 2006 AND 2005

PAGE	F-6	CONDENSED STATEMENT OF CASH FLOWS FOR THE YEARS ENDED DECEMBER 31, 2007, 2006 AND 2005

PAGES	F-7 - F-16	NOTES TO FINANCIAL STATEMENTS

FINANCIAL STAEMENTS FOR THE PERIOD AS OF SEPTEMBER 30, 2008

PAGE	F-17	BALANCE SHEET AS OF SEPTEMBER 30, 2008 (UNAUDITED) AND DECEMBER 31, 2007 (AUDITED)

PAGE	F-18	STATEMENT OF OPERATIONS FOR THE NINE MONTHS ENDING SEPTEMBER 30, 2008 AND 2007

PAGE	F-19	STATEMENT OF CHANGES IN STOCKHOLDERS’ DEFICIENCY FOR THE NINE MONTHS ENDING SEPTEMBER 30, 2008 AND 2007

PAGE	F-20	STATEMENT OF CASH FLOWS FOR THE NINE MONTHS ENDING SEPTEMBER 30, 2008 AND 2007

PAGES	F-21 - F-31	NOTES TO FINANCIAL STATEMENTS

Table of Contents

To the Board of Directors and Shareholders
Feel Golf Company, Incorporated
Salinas, California

Report of Independent Registered Public Accounting Firm

I have audited the balance sheets of Feel Golf Company, Incorporated as of December 31, 2007 and 2006, and the related statements of operations, stockholders’ deficit and cash flows for the year ending December 31, 2007, 2006 and 2005.  These financial statements are the responsibility of the Company’s management. My responsibility is to express an opinion on these financial statements based on my audit.

I conducted my audit in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that I plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  I believe that my audit provides reasonable basis for my opinion.

In my opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Feel Golf Company Incorporated, as of December 31, 2007 and 2006, the results of operations, statement of shareholders deficit and its cash flows for the years ended December 31, 2007, 2006 and 2005 in conformity with generally accepted accounting principles in the United States of America.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern.  As discussed in note 11 to the financial statements, the Company has incurred net losses since inception, retained deficit and negative working capital, which raise substantial doubt about its ability to continue as a going concern.  The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/S/ Hawkins Accounting
January 19, 2009
Los Angeles, CA

1925 Century Park East Suite 2050 Los Angeles, CA 90067
(310) 553-5707, Fax (310) 553-5337 hawkinsaccounting@cpahawkins.com

Feel Golf Company, Inc. Balance Sheet December 31, 2007, and 2006

ASSETS	2007	2006
Current Assets
Cash in Bank	$6,606	$11,962
Accounts Receivable	26,578	14,671
Other receivable	96,549	68,035
Inventory	162,921	227,618
Prepaids	28,827	31,160
Total Current Assets	321,481	353,446

Furniture and Fixtures	287,185	284,158
Equipment	76,773	75,273
Trade show booth	48,394	48,394
Leasehold improvements	6,219	3,999
Total Fixed Assets	418,571	411,824
(Less) Accumulated Depreciation	(346,893)	(311,768)
Fixed Assets-net	71,677	100,056
Other Assets		-
Deposits	5,289	8,688
Total Other Assets	5,289	8,688
Total Assets	$398,447	$462,190

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities
Accounts Payable-trade	$211,033	$156,209
Accrued Expenses	304,932	204,694
Payroll taxes	3,680	91,563
Notes payable-related parties- current portion	12,479	13,092
Sales taxes	1,192	34
Total Current Liabilities	533,316	465,592
Long Term Liabilities		-
Notes payable-related parties,long term	1,532,192	1,376,282
Other long term debt	5,774	-
Long term debt	1,537,966	1,376,282
(Less) Current Portion of Long Term Debt	-12,479	-13,092
Total Long Term Debt	1,525,487	1,363,190
Total Liabilities	2,058,803	1,828,781
Shareholders' Equity		-
Capital stock, 100,000,000 shares authorized		-
13,537,349 and 13,647,349 shares outstanding	2,338,375	2,339,375
Retained deficit	(3,998,731)	(3,705,967)
Total Shareholder's equity	(1,660,356)	(1,366,592)
Total Liabilities and Shareholders' Equity	$398,447	$462,189

The accompanying footnotes are an integral part of these financial statements

Feel Golf Company, Inc. Statements of Operations For the Years Ending December 31, 2007, 2006 and 2005

	2007	2006	2005

Net sales	547,436	$670,176	1,053,663

Cost of goods sold	300,367	292,309	606,590

Gross Profit	247,069	377,867	447,073

General and Administrative Expenses			-
Advertising	74,280	90,332	90,869
Research and development expenses	17,800	37,165	49,687
Bad debts	268	2,066	695
Depreciation	35,134	59,767	59,425
Accounting	29,168	19,736	32,210
Legal	8,317	11,569	40,517
Sales expense	52,375	63,294	114,486
Office and computer expense	16,220	11,559	13,224
Travel and entertainment	2,398	2,428	9,621
Insurance	6,759	12,938	25,875
License and permits	3,869	0	3,338
Repairs and maintenance	2,355	2,495	2,336
Occupancy expense	47,682	80,598	76,555
Payroll expense	86,132	155,200	192,767
Telephone	7,231	7,125	9,999
Write off on intangible assets			183,781
General and administrative	36,678	39,471	25,727
Total operating expenses	426,666	595,743	931,111
Net (loss) from operations	(179,597)	(217,876)	(484,039)

Other income and (expenses)
Interest expense	(113,167)	(96,982)	(72,442)
Total other income and (expense)	(113,167)	(96,982)	(72,442)
Net (loss)	(292,764)	$(314,858)	(556,480)

Net loss per share	(0.02)	$(0.02)	(0.03)

Weighted average of outstanding shares	13,537,349	13,643,085	13,598,085

The accompanying footnotes are an integral part of these financial statements

Feel Golf Company, Inc. Statements of Shareholders' Equity For the Years Ending December 31, 2007, 2006 and 2005

			RETAINED
Date	SHARES	AMOUNT	DEFICIT	TOTAL
		2005
December 31, 2004	13,471,585	2,164,875	(2,834,629)	(669,754)
Exchange Loss	110,000	110,000		110,000
January	50,000	50,000		50,000
March	(202,000)	(202,000)		(202,000)
Contingency-Recission	(1,000)	(500)		(500)
May	(5,000)	(5,000)		(5,000)
Stock Recission	10,000	10,000		10,000
December	202,000	202,000		202,000
Reverse Contingency		-		-
Money Raising Costs			-	-
Net Income/Loss			(556,480)	(556,480)
December 31, 2005	13,635,585	2,329,375	(3,391,109)	(1,061,734)

		2006
December 31, 2005	13,635,585	2,329,375	(3,391,109)	(1,061,734)
March 31, 2006	11,764	10,000		10,000
Net (loss)			(314,858)	(314,858)
December 31, 2006	13,647,349	2,339,375	(3,705,967)	(1,366,592)

		2007
December 31, 2006	13,647,349	2,339,375	(3,705,967)	(1,366,592)
Stock repurchase	(120,000)	(11,000)		(11,000)
Sale of stock	10,000	10,000		10,000
Net (loss)			(292,764)	(292,764)
December, 2007	13,537,349	2,338,375	(3,998,731)	(1,660,356)

The accompanying footnotes are an integral part of these financial statements

	2007	2006	2005
Cash flows from operations
Net (Loss)	$(292,764)	$(314,858)	$(556,480)
Adjustments to reconcile net income to
net operating activities
Loss on write off of intangible			183,783
Depreciation	35,134	59,767	59,425
(Increase) Decrease in accounts receivable	(12,056)	23,104	45,262
(Increase) Decrease in other receivables	(28,514)	(9,120)	(38,557)
(Increase) Decrease in inventory	64,697	5,519	(5,993)
(Increase) Decrease in prepaid	2,480	15,527	16,845
Increase (Decrease) in accounts payable	54,824	19,461	(110,207)
Increase (Decrease) in other accrued expenses	100,238	76,119	110,045
Increase (Decrease) in payroll taxes	(87,883)	2,473	55,210
Increase (Decrease) in sales taxes	1,158	(629)	(758)
(Increase) Decrease in deposits	3,400	0	540
Net cash used in operations	(159,286)	(122,638)	(240,886)

Investing Activities
Purchase of fixed assets	(6,756)	(22,378)	(31,595)
Purchase of other assets
Net cash used in investing activities	(6,756)	(22,378)	(31,595)

Financing Activities
Sale of Stock	10,000	10,000	170,000
Payments on shareholder loans	(156,044)	(19,599)	(26,220)
Repayment of related party debt	0	0	(6,000)
Payments on capital leases	0	(7,686)	(15,011)
Payments on stock recission	(5,226)	(4,915)	(586)
Borrowings from shareholder loans	311,956	170,301	156,569
Net cash generated by financing activities	160,686	148,101	278,752

Increase (decrease) in cash and equivalents	(5,356)	3,085	6,270
Cash at the beginning of period	11,962	8,877	2,607
Cash at the end of period	$6,606	$11,962	$8,877

Supplemental disclosures to the Statement of Cash Flows
State Franchise tax paid	$1,600	$0	0
Interest paid	$(2,081)	$(9,506)	$(11,095)

The accompanying footnotes are an integral part of these financial statements

Feel Golf Company, Inc.
Footnotes to the Financial Statements
For the Years Ending December 31, 2007, 2006 and 2005

Note 1 – Organization and Principal Activities

Organization

Feel Golf Company, Inc. was incorporated on February 14th, 2000 in the state of California. The company is in manufacturing and sales of golf club grips and golf clubs.

Note 2 – Summary of Significant Accounting Policies

Basis of Presentation

These financial statements are prepared in accordance with accounting principles generally accepted in the United States of America.

Use of estimates

The preparation of financial statements in conformity with U.S. generally accepted accounting principles (GAAP) requires management to make estimates and assumptions that affect the amounts reported in the financial statements and the accompanying notes.  The Company bases its estimates on historical experience, management expectations for future performance, and other assumptions as appropriate.  Key areas affected by estimates include allowance for doubtful accounts, depreciation provisions, income taxes and contingencies.  Actual results could differ materially from these estimates under different assumptions and conditions.

Revenue recognition

Domestic Revenue is recognized in accordance with SEC Staff Accounting Bulletin No. 101, “Revenue Recognition in Financial Statements’” as amended by SAB 104,”Revisoin of Topic 13 (Revenue Recognition) .  The Company recognizes domestic revenue when product has shipped and the significant risks and rewards of ownership have been transferred to the customer pursuant to applicable laws and regulations.  Revenue from foreign distributors is recognized when the foreign customer approves the proforma invoice and payment is made via wire transfer and/or credit card.    All foreign orders are paid in US Dollars.

Stock – Based Compensation

The Company accounts for share-based compensation arrangements in accordance with SFAS 123 (revised 2004) (“SFAS123(R)”), Share-Based Payments, which the Company adopted in February, 2005 using the “modified retrospective” method of transition.

SFAS 123R addresses the accounting for transactions in which an enterprise receives employee services in exchange for a) equity instruments of the enterprise or b) liabilities that are based on the fair value of the enterprise’s equity instruments or that may be settled by the issuance of such equity instruments.  SFAS 123R requires companies to recognize compensation cost in an amount equal to the fair value of share-based payments, such as stock options granted to employees.

Feel Golf Company, Inc.
Footnotes to the Financial Statements
For the Years Ending December 31, 2007, 2006 and 2005

Inventory

Inventories are stated at the lower of cost or market using the first-in, first-out (FIFO) cost method of accounting.  Inventories are adjusted for estimated obsolescence and written down to net realizable value based upon estimates of future demand and market conditions.

Earnings per Common Share

Statement of Financial Accounting Standards No. 128, “Earnings per Share”, requires presentation of basic earnings per share (”Basic EPS) and diluted earnings per share (“Diluted EPS).  Basic earnings (loss) per share is computed by dividing earnings (loss) available to common stockholders by the weighted average number of common shares outstanding (including shares reserved for issuance) during the period.  Diluted earnings per share is calculated by dividing net income (loss) attributable to common stockholders by the weighted average number of shares of common stock outstanding and all dilutive potential common shares that were outstanding during the period.

Cash and Cash Equivalents

All cash and short-term investments with original maturities of three months or less are considered cash and cash equivalents, since they are readily convertible to cash.  These short-term investments are stated at cost, which approximates fair value.

Allowance for Doubtful Accounts

The Company extends credit based on an evaluation of the customer’s financial condition, generally without collateral.  Exposure to losses on receivables is principally dependent on each customer’s financial condition.   The Company monitors its exposure for credit losses and maintains allowances for anticipated losses, as required.  Accounts are “written-off” when deemed uncollectible.

Historical collection experience has been that a minimal allowance for doubtful accounts is deemed necessary for the years ending December 31, 2007 and 2006.

Feel Golf Company, Inc.
Footnotes to the Financial Statements
For the Years Ending December 31, 2007, 2006 and 2005

Advertising Costs

The company expenses the costs of advertising the first time the advertising takes places, except for advertising costs paid in advance

Prepaid advertising consists primarily of media advertisements and prepaid trade show expense. The prepaid media advertising costs were expensed over the period the company estimates the future period revenue for that advertising costs. Prepaid trade show expenses are the expenses incurred for trade shows which the company attend periodically through the year. The company amortizes these costs over a 3 month period starting the month following the trade shows.

Property and Equipment

Property and equipment are stated at cost less accumulated depreciation. Cost includes the price paid to acquire the assets, including interest capitalized during the period and any expenditure that substantially add to the value of or substantially extend the useful life of an existing asset.  Maintenance and repairs are charged to operations as incurred.

The Company computes depreciation expense using the straight-line method over the estimated useful lives of the assets, as presented in the table below. The estimated lives of the assets range from three to seven years.

Useful lives in years

Computer Hardware	3-7
Computer Software	3-5
Furniture and Office Equipment	7
Production Equipment	7
Leasehold Improvement	10

Long Lived Assets

The Company accounts for long-lived, tangible assets in accordance with Statement of Financial Accounting Standards No. (SFAS) 144, Accounting for the Impairment or Disposal of Long-Lived Assets.  As a result, the Company assesses long-lived assets classified as “held and used,” including the equipment and furniture, for impairment whenever events or changes in business circumstances arise that may indicate that the carrying amount of the long-lived asset may not be recoverable.  These events would include significant current period operating cash flow losses associated with the use of a long-lived asset group of assets combined with a history of such losses, significant changes in the manner of use of assets and significant negative history or economic trends.  Management evaluated the long-lived assets for impairment during 2007 and 2006 and did not note any triggering event that the carrying values of material long lived assets are not recoverable.

Feel Golf Company, Inc.
Footnotes to the Financial Statements
For the Years Ending December 31, 2007, 2006 and 2005

Fair Value Estimates

The fair value of an asset or liability is the amount at which it could be exchanged or settled in a current transaction between willing parties.  The carrying values for cash and cash equivalents, current and noncurrent marketable securities, restricted investments, accounts receivable and accrued liabilities and other current assets and liabilities approximate their fair value due to their short maturities.

Shipping and Handling Costs

Shipping and handling costs are classified as a source of revenue.  They are also classified as distribution costs and presented separately on the statements of operations.

Research and Development

Research and development costs are incurred during the process of researching and developing new products and enhancing the existing products, technologies and manufacturing processes and consist primarily of compensation and related costs for personnel, materials, supplies, equipment depreciation and consultant and laboratory testing costs.  The expenses related to these costs are incurred until the resulting product has been completed and tested and is ready for commercial manufacturing. The costs incurred during the research and development stage are expensed as incurred

Income Taxes

Feel Golf has been an “S” corporation for IRS purposes since February 2000 inception with gains and/or losses being passed through to respective shareholders of record. Feel Golf does pay an annual $ 800 corporation franchise fee to the state of California.

Other Receivables

The Company is involved in two barter organizations that involve the sale of the Company’s products and the Company has access to goods and services of member organizations of the barter organizations.  As of December 31, 2007 and 2006, the Company had built up a receivable of goods and services through the barter organizations of $96,549 and $68,035 respectively.

Note 3 – Recently issued accounting pronouncements

In February 2007, the FASB issued SFAS No. 159, The Fair Value Option for Financial Assets and Financial Liabilities - Including an Amendment of FASB No. 115 ("SFAS No. 159"). SFAS No. 159 permits companies to choose to measure many financial instruments and certain other items at fair value in order to mitigate volatility in reported earnings caused by measuring related assets and liabilities differently without having to apply complex hedge accounting provisions. SFAS No. 159 is effective for our calendar year ending December 2009. We are currently assessing the impact, if any, of this statement on our condensed consolidated financial statements.

Feel Golf Company, Inc.
Footnotes to the Financial Statements
For the Years Ending December 31, 2007, 2006 and 2005

In December 2007, the FASB issued SFAS No. 141(R), Business Combinations, or ("SFAS 141(R)"). SFAS 141(R) establishes principles and requirements for how the acquirer of a business recognizes and measures in its financial statements the identifiable assets acquired, the liabilities assumed, and any non controlling interest in the acquired. SFAS 141(R) also provides guidance for recognizing and measuring the goodwill acquired in the business combination and determines what information to disclose to enable users of the financial statements to evaluate the nature and financial effects of the business combination. The provisions of SFAS 141(R) are effective for financial statements issued for fiscal years beginning after December 15, 2008.

In December 2007, the FASB issued Statement of Financial Accounting Standards No. 160 “Noncontrolling Interest in Consolidated Financial Statements-an amendment of ARB No. 51” (SFAS 160).  SFAS 160 states that accounting and reporting for minority interests will be recharacterized as noncontrolling interests and classified as a component of equity.  SFAS 160 also establishes reporting requirements that provide disclosures that identify and distinguish between the interests of the parent and the interests of the noncontrolling owners.  SFAS 160 is effective for financial statements issued for fiscal years beginning on or after December 15, 2008.

In March 2008, the FASB issued Statement of Financial Accounting Standards ("SFAS") No. 161, Disclosures about Derivative Instruments and Hedging Activities (SFAS 161). SFAS 161 amends and expands the disclosure requirements of SFAS 133, Accounting for Derivative Instruments and Hedging Activities. It requires qualitative disclosures about objectives and strategies for using derivatives, quantitative disclosures about fair value amounts of gains and losses on derivative instruments, and disclosures about credit-risk-related contingent features in derivative agreements. This statement is effective for financial statements issued for fiscal years beginning after November 15, 2008.

In May 2008, the FASB issued SFAS No. 162, “The Hierarchy of Generally Accepted Accounting Principles.” SFAS No. 162 identifies the sources of accounting principles and provides entities with a framework for selecting the principles used in preparation of financial statements that are presented in conformity with GAAP. The current GAAP hierarchy has been criticized because it is directed to the auditor rather than the entity, it is complex, and it ranks FASB Statements of Financial Accounting Concepts, which are subject to the same level of due process as FASB Statements of Financial Accounting Standards, below industry practices that are widely recognized as generally accepted but that are not subject to due process. The Board believes the GAAP hierarchy should be directed to entities because it is the entity (not its auditors) that is responsible for selecting accounting principles for financial statements that are presented in conformity with GAAP. The adoption of FASB 162 is not expected to have a material impact on the Company’s financial position.

Feel Golf Company, Inc.
Footnotes to the Financial Statements
For the Years Ending December 31, 2007, 2006 and 2005

In May 2008, the FASB issued SFAS No. 163, “Accounting for Financial Guarantee Insurance Contracts-an interpretation of FASB Statement No. 60.” Diversity exists in practice in accounting for financial guarantee insurance contracts by insurance enterprises under FASB Statement No. 60, Accounting and Reporting by Insurance Enterprises. This results in inconsistencies in the recognition and measurement of claim liabilities. This Statement requires that an insurance enterprise recognize a claim liability prior to an event of default (insured event) when there is evidence that credit deterioration has occurred in an insured financial obligation. This Statement requires expanded disclosures about financial guarantee insurance contracts. The accounting and disclosure requirements of the Statement will improve the quality of information provided to users of financial statements. The adoption of FASB 163 is not expected to have a material impact on the Company’s financial position.

In June 2008, the FASB issued FASB SP EITF 03-6-1, "Determining Whether Instruments Granted in Share-Based Payment Transactions Are Participating Securities."  SP EITF 03-6-1 addresses whether instruments granted in share-based payment transactions are participating securities prior to vesting, and therefore need to be included in the computation of earnings per share under the two-class method as described in SFAS No. 128, "Earnings per Share."  SP EITF 03-6-1 is effective for financial statements issued for fiscal years beginning on or after December 15, 2008 and earlier adoption is prohibited.  The Company is required to adopt SP EITF 03-6-1 in the first quarter of 2009 and does not expect SP EITF 03-6-1 to have a material impact on the Company’s financial position.

Note 4 – Inventory

Inventories are stated at the lower of the cost (determined using the first-in, first-out method) and are comprised of the following:

	December 31, 2007	December 31, 2006
Raw materials	$127,375	$148,413
Finished goods	21,717	47,777
Overhead allocation	13,829	31,429
Total Inventory	$162,921	$227,619

Feel Golf Company, Inc.
Footnotes to the Financial Statements
For the Years Ending December 31, 2007, 2006 and 2005

Note 5 – Prepaid

Prepaid consists of the following:

	December 31 2007	December 31 2006
Prepaid Media Advertising	$5,177	$20,578
Prepaid Trade Shows	10,954	0
Prepaid Consulting	12,212	6,367
Prepaid Insurance	483	4,214
Total Prepaid	$28,826	$31,160

Note 6 – Property and Equipment

Property and equipment consists of the following:

	December 31 2007	December 31 2006
Furniture and Fixtures	$287,185	$284,158
Equipment	76,773	75,273
Trade Show Booth	48,394	48,394
Leasehold Improvements	6,219	3,999
(Less) Accumulated Depreciation	(346,893)	(311,768)
Total Net Fixed Assets	$71,677	$100,056

Depreciation expense for the years ending December 31, 2007, 2006 and 2005 were $35,134, $59,767; and $59,425, respectively.

Note 7 – Notes Payable

The balances of the note payable from stockholder loans to the company are as follows:

	December 31, 2007	December 31, 2006
Trust Controlled by Shareholder-current portion of long term	$12,479	$13,092
Trust Controlled by Shareholder-long term	$174,876	$165,807
Trust Controlled by Principal	$1,344,838	$1,197,383
Other long term debt	$5,774	0
Total	$1,537,967	$1,376,282

In July 2007, the company bought back 20,000 shares of stock from its shareholders at $.50 per share for a total of $10,000. The company paid the shareholder in 12 monthly installments of $833, beginning August 1, 2007. As of December 31, 2007, the note payable balance to this shares buyback is $5,774.

Feel Golf Company, Inc.
Footnotes to the Financial Statements
For the Years Ending December 31, 2007, 2006 and 2005

During 2007 and 2006 the company borrowed $311,956 and $170,301 respectively from a trust controlled by a principal.  During 2007 and 2006, the company repaid $154,025 and $10,205 respectively to the same trust.  On December 31, 2007, the company consolidated the principle and interest outstanding balances into a new note  of $1,661,419  bearing simple interest of 7% per annum, specifying monthly payments of $9,692.  The note is classified as long term debt.  However, the note is callable if the company misses 2 consecutive monthly payments.  See Notes 14 “Subsequent Events” as $1,000,000 was converted into common stocks on January 1,2008

As of December 31, 2007 and 2006, the company owed $187,355 and $178,899 respectively on loans from a trust controlled by a major shareholder.  The loans bear compound interest of 7%, and require monthly payments of $2,100.  The Company accrued $10,460 and $3,095 in interest during 2007 and 2006 respectively, and repaid $2,019 and $9,394 in 2007 and 2006 respectively.  The loan stipulates that if 2 consecutive payments are missed, the note becomes callable at any time; the company has missed several payments and has reclassified this loan as current debt.

Interest expense for the years ending December 31, 2007, 2006 and 2005 were $113,167, $96,982 and $72,442 respectively.

Note 8– Share Capital

Company has authorized 100 million shares of common stock.

a)  Share Capital

Share capital raised during 2007 & 2006 with sale of private common stock via Reg D and/or 25102 (n) is as follows;

 2007                          10,000 shares issued at $1 each               $10,000
 2006                          11,764 shares issued at $.85 each            $10,000

b)      Stock Options

The Company on February 5th 2005 adopted a formal stock option plan.  The Board of Directors approved 3 million shares for use as an option pool. At December 31, 2007, there were no stock options outstanding.

Feel Golf Company, Inc.
Footnotes to the Financial Statements
For the Years Ending December 31, 2007, 2006 and 2005

c)      Common Share Re Purchase (s)

          The Company re-purchased shares of its outstanding common shares during;

          2007-  10,000 shares @ $ 1.00 each -    $10,000.00
                      100,000 shares @ $ 0 .01 -          $ 1,000.00

Note 9 – Leases

Operating Leases

The Company was located from January 2003 until January 2007 in Monterey CA in a 4 year gross lease. In January 2007, the Company relocated from Monterey, CA to Salinas, CA.

The Company presently leases its 5500 square foot manufacturing and office facilities in Salinas, CA from an unrelated party. The renewable lease was for a one year period beginning February 1, 2007, and ending February 1st, 2008. The present one year lease is from February 2008 until February 2009. The lease has a 2 year renewable with an annual 2.5 % CPI. The lease is a gross lease to the lessee, with the lessor agreeing to pay all taxes, rates and assessments on the leased premises, in accordance with generally accepted accounting principles applicable to the real estate industry.

Rent expense for the year ending December 31, 2007, was $44,659 and $76,430 and $71,438 for 2006 and 2005 respectively

 Future minimum lease annual payments under this lease are as follows:

2008                      $ 41,821
2009                      $ 42,865
2010                      $ 43,937

Note 10 – Income taxes

During the years ending December 31, 2007, 2006 and 2005, the company was an S Corporation, with all income and losses passed through to its shareholders. Therefore, no provision for income taxes needs to be made.

Note 11 - Going concern

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As shown in the accompanying financial statements, the Company had incurred an accumulated retained deficit of $3,998,731 inception to December 31, 2007. The company had $159,286 negative cash flow from operations and $211,835 negative working capital as of December 31, 2007. These conditions raise substantial doubt about the Company's ability to continue as a going concern.

Feel Golf Company, Inc.
Footnotes to the Financial Statements
For the Years Ending December 31, 2007, 2006 and 2005

The future of the Company is dependent upon its ability to obtain financing and upon future profitable operations from the development of its new business opportunities. Management has plans to seek additional capital through a private placement and public offering of its common stock. The Company has an extensive marketing plan that it hopes will move the Company’s products and processes into different areas and countries. The Company has begun research and development into new product and new revenue channels that it hopes will result in revenue generation.

There is no guarantee that the company will achieve profitable operations or raise sufficient capital through sale of its stock.

The financial statements do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts of and classification of liabilities that might be necessary in the event the Company cannot continue in existence.

Note 12 - Financial Instruments

Credit Risk

Concentration of credit risk with respect to accounts receivable is limited due to the Company's credit evaluation process, the large number of customers comprising the Company's customer base and their dispersion among many different geographical areas of the USA.

In the normal course of business, the company evaluates the financial condition of its customers on a continuing basis and reviews the credit worthiness of all new customers.

The Company maintains its bank accounts in one institution and maintains balances of low to minimum five (5) figures in US dollars.

Fair Value

Fair value estimates are made as of a specific point in time using available information about the financial instrument.  These estimates are subjective in nature and often cannot be determined with precision.

Financial instruments of the company consist mainly of cash, accounts receivable, accounts payable, accrued liabilities, and long-term debt. As at December 31, 2007and 2006, there were no significant differences between the carrying amounts of these items and their estimated fair values.

Feel Golf Company, Inc.
Footnotes to the Financial Statements
For the Years Ending December 31, 2007, 2006 and 2005

Note 13 - Related Party Transactions

Two major shareholders have loaned working capital funds needed by the Company. The Company received borrowings from shareholders for the years ending December 31, 2007 and 2006 in the amount of $311,956 and $170,301 respectively. The company also made payments on shareholders loans in the amount of
$156,044, $19,599 respectively during 2007 and 2006. The accrued interest expense for related parties note payables were $302,850 and $202,613 respectively for the years ending December 31, 2007 and 2006. The outstanding balances for the related party note payable were $1,532,193 and $1,376,282 respectively as of December 31, 2007 and 2006 .Among them, $12,479 and $13,092 are the current portion of long term debt, respectively.

Note 14 – Subsequent events

In January 2008, Trust controlled by Principal exchanged Company indebtedness of $1,000,000 for 1,000,000 shares of Company stock.

In August 2008, the company issued stock for services for pre-public expenses.

On July 1, 2008, the company elected out of its S Corporation status for income purposes.  From July 1, 2008 forward, the company will be a C corporation.

Feel Golf Company Balance Sheets As of September 30, 2008 and December 31, 2007

	Unaudited	Audited
ASSETS	9/30/2008	12/31/2007
Current assets
Cash in bank	$10,045	$6,606
Accounts receivable	16,216	26,578
Other receivable	100,197	96,549
Inventory	91,263	162,921
Prepaids	39,952	28,827
Total current assets	257,673	321,481
Fixed assets
Fixed assets	430,692	418,571
(Less) accumulated depreciation	(375,414)	(346,893)
Total fixed assets	55,278	71,678
Other assets
Deposits	5,099	5,288
Total other assets	5,099	5,288
Total assets	$318,049	$398,447

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Accounts payable-trade	$336,118	$211,033
Accrued expenses	3,394	304,932
Payroll taxes	-	3,680
Loan payable to shareholder-current portion of LT debt	41,752	12,479
Customer prepaid	2,780
Stock to be issued liabilities	-
Sales taxes	596	1,192
Total current liabilities	384,641	533,316
Long term liabilities
Loan payable shareholders	711,224	1,519,713
Other long term debt	-	5,774
Total long term liabilities	711,224	1,525,487
Total liabilities	1,095,864	2,058,803
Shareholders' equity
Capital stock, 100,000,000 shares authorized
15,845,575 and 13,537,349 shares outstanding	4,646,601	2,338,375
Opening bal equity	-
Additional paid in capital	(4,046,638)	-
Retained deficit	(1,377,778)	(3,998,731)
Total shareholder's equity	(777,815)	(1,660,356)
Total liabilities and shareholders' equity	$318,049	$398,447

The accompanying notes to the financial statements are an integral part of these financial statements

Feel Golf Company, Inc. Statements of Operations For the nine months ending September 30, 2008 and 2007

	2008	2007

Net sales	$523,453	$438,759

Cost of goods sold	277,430	232,542

Gross Profit	246,023	206,217

General and Administrative Expenses
Advertising	67,936	32,007
Research and development	2,480	16,536
Bad debts	-	268
Depreciation	28,523	29,310
Accounting	46,980	24,701
Legal	31,126	7,516
Tax	2,779	3,080
Sales expense	34,947	28,427
Office and computer expense	31,237	9,894
Travel and entertainment	2,645	1,679
Insurance	8,295	7,245
License and permits	364	406
Repairs and maintenance	1,524	17,460
Occupancy expense (rent & utilities)	38,847	22,585
Payroll expense	93,915	94,630
Telephone	4,099
IPO consulting services expense	1,205,726	-
General and administrative	17,344	12,875
Total operating expenses	1,618,768	308,619
Net loss from operations	(1,372,745)	(102,402)

Other income and (expenses)
Franchise tax board	(800)	(1,600)
Interest expenses	(52,141)	(95,883)
Total other expense	(52,941)	(97,483)

Net loss	$(1,425,685)	$(199,885)

Net loss per share	$(0.10)	$(0.01)

Weighted average of outstanding shares	14,596,021	13,642,880

The accompanying notes to the financial statements are an integral part of these financial statements

Feel Golf Company, Inc. Statements of Cash Flows For the nine months ending September 30, 2008 and 2007

	2008	2007
Cash flows from operations
Net loss	$(1,425,685)	$(199,885)
Adjustments to reconcile net income to
Stock issued for exchange for services	25,000	-
Interest compounded into shareholders loan	10,069	10,040
Non cash IPO service expense	1,205,726
net operating activities
Depreciation	28,521	29,302
(Increase) Decrease in accounts receivable	10,362	(41,385)
(Increase) Decrease in other receivables	(3,648)	4,911
(Increase) Decrease in inventory	71,658	39,077
(Increase) Decrease in prepaid	(11,126)	(24,758)
(Increase) Decrease in deposits	189	2,600
Increase (Decrease) in accounts payable	125,085	1,681
Increase (Decrease) in other accrued expenses	(6,063)	71,012
Increase (Decrease) in payroll taxes	(3,680)	(89,634)
Increase (Decrease) in customer prepaid	2,780	642
Increase (Decrease) in sales taxes	(595)	(34)
Net cash provided by(used in )operations	28,594	(196,431)

Investing Activities
Purchase of fixed assets	(12,121)	(5,747)
Net cash used in investing activities	(12,121)	(5,747)

Financing Activities
Sale of Stock	77,500	-
Bank overdraft		3,169
Payments on shareholders loans	(134,949)	(61,721)
Borrow from shareholders loans	50,190	250,500
Borrow from unrelated party
Payment on notes - unrelated party	(5,774)	(1,732)
Net cash generated by/(used in) financing activities	(13,033)	190,216

Increase (decrease) in cash and equivalents	3,440	(11,962)
Cash at the beginning of period	6,606	11,962
Cash at the end of period	$10,046	$-

Supplemental disclosures to the Statement of Cash Flows
State Franchise tax paid	$800	$1,600
Interest paid	$-	-
Debt conversion	1,000,000

The accompanying notes to the financial statements are an integral part of these financial statements

Feel Golf Company, Inc. Statements of Shareholders' Equity For the nine months ending September 30, 2008 and 2007

	Common stock		Additional	RETAINED
Date	SHARES	AMOUNT	Paid in Capital	DEFICIT	TOTAL
		2007
December 31, 2006	13,647,349	2,339,375		(3,705,966)	(1,366,591)
Repurchase stock for notes payable	(20,000)	(10,000)			(10,000)
Open bal equity					-
Net Income/Loss				(199,885)	(199,885)
September 30, 2007	13,627,349	2,329,375	-	(3,905,852)	(1,576,477)

		2008
December 31, 2007	13,537,349	2,338,375	-	(3,998,731)	(1,660,356)
Stock issued for cash	77,500	77,500			77,500
Stock issued for the relief of debt	1,000,000	1,000,000			1,000,000
Stock issued for exchange service	1,230,726	1,230,726			1,230,726
Net Income/Loss				(1,425,685)	(1,425,685)
Reclass undistributed net loss to APIC because the company changed from S- Corporation to C-Corporation			(4,046,638)	4,046,638	0
September 30, 2008	15,845,575	4,646,601	(4,046,638)	(1,377,778)	(777,815)

The accompanying notes to the financial statements are an integral part of these financial statements

Feel Golf Company, Inc.
Footnotes to the Financial Statements
For the nine months ending September 30, 2008 and 2007

Note 1 – Organization and Principal Activities

Organization

Feel Golf Company, Inc. was incorporated on February 14th, 2000 in the state of California. The company is in manufacturing and sales of golf club grips and golf clubs.

Note 2 – Summary of Significant Accounting Policies

Basis of Presentation

These financial statements are prepared in accordance with accounting principles generally accepted in the United States of America.

Use of estimates

The preparation of consolidated financial statements in conformity with U.S. generally accepted accounting principles (GAAP) requires management to make estimates and assumptions that affect the amounts reported in the financial statements and the accompanying notes.  The Company bases its estimates on historical experience, management expectations for future performance, and other assumptions as appropriate.  Key areas affected by estimates include allowance for doubtful accounts, depreciation provisions, income taxes and contingencies.  Actual results could differ materially from these estimates under different assumptions and conditions.

Revenue recognition

Domestic Revenue is recognized in accordance with SEC Staff Accounting Bulletin No. 101, “Revenue Recognition in Financial Statements’” as amended by SAB 104,”Revisoin of Topic 13 (Revenue Recognition).  The Company recognizes domestic revenue when product has shipped and the significant risks and rewards of ownership have been transferred to the customer pursuant to applicable laws and regulations.  Revenue from foreign distributors is recognized when the foreign customer approves the proforma invoice and payment is made via wire transfer and/or credit card.    All foreign orders are paid in US Dollars.

Advertising Costs

The company expenses the costs of advertising the first time the advertising takes places, except for advertising costs paid in advance

Feel Golf Company, Inc.
Footnotes to the Financial Statements
For the nine months ending September 30, 2008 and 2007

Prepaid advertising consists primarily of media advertisements and prepaid trade show expense. The prepaid media advertising costs were expensed over the period the company estimates the future period revenue for that advertising costs. Prepaid trade show expenses are the expenses incurred for trade shows which the company attend periodically through the year. The company amortizes these costs over a 3 month period starting the month following the trade shows.

Stock – Based Compensation

The Company accounts for share-based compensation arrangements in accordance with SFAS 123 (revised 2004) (“SFAS123(R)”), Share-Based Payments, which the Company adopted in February, 2005 using the “modified retrospective” method of transition.

SFAS 123R addresses the accounting for transactions in which an enterprise receives employee services in exchange for a) equity instruments of the enterprise or b) liabilities that are based on the fair value of the enterprise’s equity instruments or that may be settled by the issuance of such equity instruments.  SFAS 123R requires companies to recognize compensation cost in an amount equal to the fair value of share-based payments, such as stock options granted to employees.

Earnings per Common Share

Statement of Financial Accounting Standards No. 128, “Earnings per Share”, requires presentation of basic earnings per share (”Basic EPS) and diluted earnings per share (“Diluted EPS).  Basic earnings (loss) per share is computed by dividing earnings (loss) available to common stockholders by the weighted average number of common shares outstanding (including shares reserved for issuance) during the period.  Diluted earnings per share is calculated by dividing net income (loss) attributable to common stockholders by the weighted average number of shares of common stock outstanding and all dilutive potential common shares that were outstanding during the period.

Cash and Cash Equivalents

All cash and short-term investments with original maturities of three months or less are considered cash and cash equivalents, since they are readily convertible to cash.  These short-term investments are stated at cost, which approximates fair value.

Allowance for Doubtful Accounts

The Company extends credit based on an evaluation of the customer’s financial condition, generally without collateral.  Exposure to losses on receivables is principally dependent on each customer’s financial condition.   The Company monitors its exposure for credit losses and maintains allowances for anticipated losses, as required.  Accounts are “written-off” when deemed uncollectible.  Management has determined based on historical collections that a minimal allowance for doubtful accounts is deemed necessary for the six months ending September 30, 2008 and 2007.

Feel Golf Company, Inc.
Footnotes to the Financial Statements
For the nine months ending September 30, 2008 and 2007

Property and Equipment

Property and equipment are stated at cost less accumulated depreciation. Cost includes the price paid to acquire the assets, including interest capitalized during the period and any expenditure that substantially add to the value of or substantially extend the useful life of an existing asset.  Maintenance and repairs are charged to operations as incurred.

The Company computes depreciation expense using the straight-line method over the estimated useful lives of the assets, as presented in the table below. The estimated lives of the assets range from three to seven years.

Useful lives in years

Computer Hardware	3-7
Computer Software	3-5
Furniture and Office Equipment	7
Production Equipment	7
Leasehold Improvement	10

Long Lived Assets

The Company accounts for our long-lived, tangible assets in accordance with Statement of Financial Accounting Standards No. (SFAS) 144, Accounting for the Impairment or Disposal of Long-Lived Assets.  As a result, the Company assesses long-lived assets classified as “held and used,” including the equipment and furniture, for impairment whenever events or changes in business circumstances arise that may indicate that the carrying amount of the long-lived asset may not be recoverable.  These events would include significant current period operating cash flow losses associated with the use of a long-lived asset group of assets combined with a history of such losses, significant changes in the manner of use of assets and significant negative history or economic trends.  Management evaluated the long-lived assets for impairment during the nine months ending September 30, 2008 and 2007 and did not note any triggering event that the carrying values of material long lived assets are not recoverable.

Fair Value Estimates

The fair value of an asset or liability is the amount at which it could be exchanged or settled in a current transaction between willing parties.  The carrying values for cash and cash equivalents, current and noncurrent marketable securities, restricted investments, accounts receivable and accrued liabilities and other current assets and liabilities approximate their fair value due to their short maturities.

Interim Reporting Period

For practical purposes, the Company uses an estimated gross profit method to determine the cost of goods sold during interim periods, in accordance with APB-28 (par. 14).  The Company takes physical inventories periodically and adjusts the gross profit percentage accordingly.

Feel Golf Company, Inc.
Footnotes to the Financial Statements
For the nine months ending September 30, 2008 and 2007

Shipping and Handling Costs

Shipping and handling fees billed to customers are classified in “Net Sales” in the Company’s Statement of Operations.  Shipping and handling costs, primarily for the delivery of our products are handled as a component of Cost of Goods Sold. The costs totaled $27,281 and $22,104 for the nine months ended September 30, 2008 and 2007 respectively.

Research and Development

Research and development costs are incurred during the process of researching and developing new products and enhancing the existing products, technologies and manufacturing processes and consist primarily of compensation and related costs for personnel, materials, supplies, equipment depreciation and consultant and laboratory testing costs.  The expenses related to these costs are incurred until the resulting product has been completed and tested and is ready for commercial manufacturing.  The costs incurred during the research and development stage are expensed as incurred. The research and development expense as of September 30, 2008 and 2007 is 2,480 and 16,536 respectively.

Income Taxes

Feel Golf has been an “S” corporation for IRS purposes since February 2000 inception with gains and/or losses being passed through to respective shareholders of record. Feel Golf does pay an annual $ 800 corporation franchise fee to the state of California.

No tax provision has been made for the period ending September 30, 2008, because the company has cyclical sales and to provide for taxes would be misleading.

Other Receivables

The Company is involved in two barter organizations that involve the sale of the Company’s products and the Company has access to goods and services of member organizations of the barter organizations.  As of September 30, 2008 and 2007, the Company had built up a receivable of goods and services through the barter organizations of $99,897 and $63,124 respectively.

Note 3 – Recently issued accounting pronouncements

In February 2007, the FASB issued SFAS No. 159, The Fair Value Option for Financial Assets and Financial Liabilities - Including an Amendment of FASB No. 115 ("SFAS No. 159"). SFAS No. 159 permits companies to choose to measure many financial instruments and certain other items at fair value in order to mitigate volatility in reported earnings caused by measuring related assets and liabilities differently without having to apply complex hedge accounting provisions. SFAS No. 159 is effective for our calendar year ending December 2009. We are currently assessing the impact, if any, of this statement on our condensed consolidated financial statements.

Feel Golf Company, Inc.
Footnotes to the Financial Statements
For the nine months ending September 30, 2008 and 2007

In December 2007, the FASB issued SFAS No. 141(R), Business Combinations, or ("SFAS 141(R)"). SFAS 141(R) establishes principles and requirements for how the acquirer of a business recognizes and measures in its financial statements the identifiable assets acquired, the liabilities assumed, and any non controlling interest in the acquired. SFAS 141(R) also provides guidance for recognizing and measuring the goodwill acquired in the business combination and determines what information to disclose to enable users of the financial statements to evaluate the nature and financial effects of the business combination. The provisions of SFAS 141(R) are effective for financial statements issued for fiscal years beginning after December 15, 2008.

In December 2007, the FASB issued Statement of Financial Accounting Standards No. 160 “Noncontrolling Interest in Consolidated Financial Statements-an amendment of ARB No. 51” (SFAS 160).  SFAS 160 states that accounting and reporting for minority interests will be recharacterized as noncontrolling interests and classified as a component of equity.  SFAS 160 also establishes reporting requirements that provide disclosures that identify and distinguish between the interests of the parent and the interests of the noncontrolling owners.  SFAS 160 is effective for financial statements issued for fiscal years beginning on or after December 15, 2008.

In March 2008, the FASB issued Statement of Financial Accounting Standards ("SFAS") No. 161, Disclosures about Derivative Instruments and Hedging Activities (SFAS 161). SFAS 161 amends and expands the disclosure requirements of SFAS 133, Accounting for Derivative Instruments and Hedging Activities. It requires qualitative disclosures about objectives and strategies for using derivatives, quantitative disclosures about fair value amounts of gains and losses on derivative instruments, and disclosures about credit-risk-related contingent features in derivative agreements. This statement is effective for financial statements issued for fiscal years beginning after November 15, 2008.

In May 2008, the FASB issued SFAS No. 162, “The Hierarchy of Generally Accepted Accounting Principles.” SFAS No. 162 identifies the sources of accounting principles and provides entities with a framework for selecting the principles used in preparation of financial statements that are presented in conformity with GAAP. The current GAAP hierarchy has been criticized because it is directed to the auditor rather than the entity, it is complex, and it ranks FASB Statements of Financial Accounting Concepts, which are subject to the same level of due process as FASB Statements of Financial Accounting Standards, below industry practices that are widely recognized as generally accepted but that are not subject to due process. The Board believes the GAAP hierarchy should be directed to entities because it is the entity (not its auditors) that is responsible for selecting accounting principles for financial statements that are presented in conformity with GAAP. The adoption of FASB 162 is not expected to have a material impact on the Company’s financial position.

Feel Golf Company, Inc.
Footnotes to the Financial Statements
For the nine months ending September 30, 2008 and 2007

In May 2008, the FASB issued SFAS No. 163, “Accounting for Financial Guarantee Insurance Contracts-an interpretation of FASB Statement No. 60.” Diversity exists in practice in accounting for financial guarantee insurance contracts by insurance enterprises under FASB Statement No. 60, Accounting and Reporting by Insurance Enterprises. This results in inconsistencies in the recognition and measurement of claim liabilities. This Statement requires that an insurance enterprise recognize a claim liability prior to an event of default (insured event) when there is evidence that credit deterioration has occurred in an insured financial obligation. This Statement requires expanded disclosures about financial guarantee insurance contracts. The accounting and disclosure requirements of the Statement will improve the quality of information provided to users of financial statements. The adoption of FASB 163 is not expected to have a material impact on the Company’s financial position.

In June 2008, the FASB issued FASB SP EITF 03-6-1, "Determining Whether Instruments Granted in Share-Based Payment Transactions Are Participating Securities."  SP EITF 03-6-1 addresses whether instruments granted in share-based payment transactions are participating securities prior to vesting, and therefore need to be included in the computation of earnings per share under the two-class method as described in SFAS No. 128, "Earnings per Share."  SP EITF 03-6-1 is effective for financial statements issued for fiscal years beginning on or after December 15, 2008 and earlier adoption is prohibited.  The Company is required to adopt SP EITF 03-6-1 in the first quarter of 2009 and does not expect SP EITF 03-6-1 to have a material impact on the Company’s financial position.

Note 5 – Prepaid

Prepaid consists of the following:

	September 30, 2008	September 30, 2007
Prepaid Media Advertising	$6,541	$39,243
Prepaid Trade Shows	17,208	54
Prepaid Consulting	3,037	13,367
Prepaid Insurance	1,780	2,284
Prepaid Legal		914
Prepaid Web design	11,385	0
Total Prepaid	$39,952	$55,863

Feel Golf Company, Inc.
Footnotes to the Financial Statements
For the nine months ending September 30, 2008 and 2007

Note 6 – Property and Equipment

Property and equipment consists of the following:

	September 30, 2008	September 30, 2007
Furniture and Fixtures	$290,874	$286,186
Equipment	$80,461	$76,773
Trade Show Booth	$53,138	$48,394
Leasehold Improvements	$6,219	$6,219
Total Fixed Assets	$430,692	$417,571
(Less Accumulated Depreciation)	$(375,414)	$(341, 069)
Total Net Fixed Assets	$55,278	$76,503

Depreciation expense for the nine months ending September 30, 2008 and 2007 were $28,523 and $29,310 respectively.

Note 7 – Notes Payable

The balances of the note payable from stockholder loans to the company are as follows:

	September 30, 2008	September 30, 2007
Trust Controlled by Shareholder Short Term loan	$30,000	$0
Trust Controlled by Shareholder-current portion of long term	$11,752	$12,713
Trust Controlled by Shareholder long term	$185,937	$171,412
Trust Controlled by Principal Loan term	$525,286	$1,390,977
Total	$752,976	$1,575,102

In January 2008, Trust Controlled by Principal exchanged Company indebtedness of $1,000,000 for 1,000,000 shares of Company stock.

On February 13, 2008, the company received a short term loan of $30,000 from the trust Controlled by Shareholder, with a maturity of one year, with interest rate 7% annum. Interest expense for the period ending September 30, 2008 was $1,312.

In July 2007, the company bought back 20,000 shares of stock from its shareholders at $.50 per share for a total of $10,000. The company paid the shareholder in 12 monthly installments of $833, beginning August 1, 2007. As of September 30, 2007, the note payable balance to this shares buyback is $8,268.  As of September 30, 2008, the shareholders are repaid in full.

Feel Golf Company, Inc.
Footnotes to the Financial Statements
For the nine months ending September 30, 2008 and 2007

During September 30, 2008 and 2007, the company borrowed $50,190 and $250,500 respectively from a trust controlled by a principal.  During September 30 2008 and 2007, the company repaid $134,949 and $59,640 respectively to the same trust.  On September 30, 2008, the company consolidated the principle and interest outstanding balances into a new note of $525,286  bearing simple interest of 7% per annum, specifying that the repayment schedule is a balloon loan due to be paid on or before December 31,2012. The company shall have the election to repay in periodic payments, applied first to interest then principal.  Since it is balloon loan, the liabilities are classified as non-current.

As of September 30, 2008 and 2007, the company owed $197,689 and $184,125  respectively on loans from a trust controlled by a major shareholder.  The loans bear compound interest of 7%, and require monthly payments of $2,100.  The Company accrued $10,069 and $10,040 in interest during September 30, 2008 and 2007 respectively, and repaid $0 and $2,081 in September 30, 2008 and 2007 respectively.  The loan stipulates that if 2 consecutive payments are missed, the note becomes callable at any time; the company has missed several payments and has reclassified this loan as current debt.

Interest expense for the period ending September 30, 2008 and 2007 was $52,141 and $95,883 respectively.

Note 8 – Share Capital

a)   Share Capital raised during the periods of September 30, 2008 and 2007 with sale of private common stock via Reg D and/or 25102 (n) is as follows;

As of September 30, 2008:             77,500 shares issued at $1 each - $77,500

As of September 30, 2007:             no new shares issued

b) Stock Options

The Company on February 5th 2005 adopted a formal stock option plan.  The Board of Directors approved 3 million shares for use as an option pool. At September 30, 2008 and 2007, there were no stock options issued or outstanding.

c) Stock based compensation

The fair value for stock options expensed was estimated using the Black-Sholes option pricing model assuming no expected dividends and the following weighted average assumptions:

Feel Golf Company, Inc.
Footnotes to the Financial Statements
For the nine months ending September 30, 2008 and 2007

The Black-Sholes option valuation model was developed for use in estimating the fair value of traded options which have no vesting restrictions and is fully transferable.  In addition, the valuation model calculates the expected stock price volatility based on highly subjective assumptions.  Because the Company’s employee stock options have characteristics significantly different from those of traded options, and because changes in the subjective input assumptions can materially affect the fair value estimates, in management opinion, the existing model does not necessarily provide a reliable single measure of the fair value of its employee stock options.

During the periods ending September 30, 2008 and 2007, the company did not have stock-options outstanding.

d) Stock Issued for Services

For the periods ending September 30, 2008 and 2007, the Company issued 25,000 and 0 shares respectively for legal services rendered to the Company. Also, the company issued 1,205,726 shares for IPO-consulting services as of September 30, 2008.  The Company records these issuances under the requirements of SFAS 123R which state that the expense is recognized at the fair market value of the stock at the date the shares are granted for the performance of the services.

The Company therefore recorded $25,000 and $0 legal expense for the periods ending September 30, 2008 and 2007 respectively.  Also, the company recorded $1,205,726 and $0 IPO-consulting expense respectively as of September 30, 2008 and 2007.

e) Common Share Re Purchase (s)

          The Company re-purchased shares of its outstanding common shares during;

           As of September 30, 2008:           no share repurchase
           As of September 30, 2007:           20,000 shares @ $ 0.50 each -    $10,000.00

Note 9 – Leases

The Company was located from January 2003 until January 2007 in Monterey CA in a 4 year gross lease. In January 2007, the Company relocated from Monterey, CA to Salinas, CA.

The Company presently leases its 5,500 square foot manufacturing and office facilities in Salinas, CA from an unrelated party.  The renewable lease was for a one year period beginning February 1, 2007, and ending February 1st, 2008.  The present one year lease is from February 2008 until February 2009. The lease has a 2 year renewable with an annual 2.5 % CPI. The lease is a gross lease to the lessee, with the lessor agreeing to pay all taxes, rates and assessments on the leased premises, in accordance with generally accepted accounting principles applicable to the real estate industry.

Feel Golf Company, Inc.
Footnotes to the Financial Statements
For the nine months ending September 30, 2008 and 2007

Rent expense for the period ending September 30, 2008 and 2007, were $36,280 and $33,659, respectively

Future minimum lease annual payments under this lease are as follows:

2009                      $ 42,865
2010                      $ 43,937
Note 10 – Income taxes

Deferred income taxes reflect the net tax effect of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Up until July 1, 2008, the Company had “S” corporation status, and all gains and losses were passed through to the shareholders.

On July 1, 2008, the Company changed its status from “S” corporation to “C” corporation.

There is no provision for taxes as of September 30, 2008.  Because of the cyclical nature of the business, providing for taxes would be misleading; therefore no provision has been made.

Note 11 - Going concern

The accompanying financial statements have been prepared assuming the Company will continue as a going concern.  As shown in the accompanying financial statements, the Company has incurred an accumulated retained deficit of $  5,424,417 and $3,998,731 at September 30, 2008 and 2007, and as of September 30, 2008, the company has negative working capital of $126,968.  There is no guarantee that the Company will achieve profitable operations in the next fiscal year. These conditions raise substantial doubt about the Company's ability to continue as a going concern.

The future of the Company is dependent upon its ability to obtain financing and upon future profitable operations from the development of its new business opportunities. Management has plans to seek additional capital through a private placement and public offering of its common stock.  The Company has an extensive marketing plan that it hopes will move the Company’s products and processes into different areas and countries.
The financial statements do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts of and classification of liabilities that might be necessary in the event the Company cannot continue in existence.

Feel Golf Company, Inc.
Footnotes to the Financial Statements
For the nine months ending September 30, 2008 and 2007

Note 12 - Financial Instruments

Credit Risk

Concentration of credit risk with respect to accounts receivable is limited due to the Company's credit evaluation process, the large number of customers comprising the Company's customer base and their dispersion among many different geographical areas of the USA.

In the normal course of business, the company evaluates the financial condition of its customers on a continuing basis and reviews the credit worthiness of all new customers.

The Company maintains its bank accounts in one institution and maintains balances of low to minimum five (5) figures in US dollars.

Fair Value

Fair value estimates are made as of a specific point in time using available information about the financial instrument.  These estimates are subjective in nature and often cannot be determined with precision.

Financial instruments of the company consist mainly of cash, accounts receivable, accounts payable, accrued liabilities, and long-term debt.  As of September 30, 2008 and 2007, there were no significant differences between the carrying amounts of these items and their estimated fair values.

Note 13 - Related Party Transactions

Two major shareholders have loaned working capital funds needed by the Company. The Company received borrowings from shareholders for the nine months ending September 30, 2008 and 2007 in the amount of $50,190 and $250,500 respectively. The company also made payments on shareholders loans in the amount of $134,949 and $61,721 respectively as of September 30, 2008 and 2007.  The accrued interest expense for related parties note payables were $0 and $273,624 respectively for the nine months ending September 30, 2008 and 2007.The outstanding balances for the related party note payables were $752,976 and $1,575,102 respectively as of September 30, 2008 and 2007 .Among them, $41,752and $12,479 are the current portion of long term debt, respectively.

Note 14 – Status Change

The company changed from “S” Corporation status to “C” Corporation status as of July 2008. In accordance with SAB Topic 4:B, the company reclassified $4,046,638 undistributed losses up to June 30, 2008 to additional paid in capital for the period ended September 30, 2008.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATION

The following plan of operation provides information which management believes is relevant to an assessment and understanding of our results of operations and financial condition. The discussion should be read along with our financial statements and notes thereto. This section includes a number of forward-looking statements that reflect our current views with respect to future events and financial performance. Forward-looking statements are often identified by words like believe, expect, estimate, anticipate, intend, project and similar expressions, or words which, by their nature, refer to future events. You should not place undue certainty on these forward-looking statements. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from our predictions.

Overview

Through September 30, 2008, we have been able to secure funding from several shareholders in the aggregate amount of approximately $125,000.  These financings have allowed us to continue operations and pay for the related legal and accounting costs of filing to become a public company. During the third quarter, we engaged Anslow & Jaclin, LLP as our securities counsel and Criterion Capital Partners, LLC as a strategic advisor to assist us with our business development and we have issued common stock for their services in the amount of 25,000 shares and 1,205,726 shares, respectively. Our financial statements as of September 30, 2008 reflects a net operating loss for the nine month period of approximately $1,425,685 . This is based on gross revenues of $523,453, of which $346,232 represented golf club sales and approximately $141,775 represented golf grip sales and approximately $35,446 in shipping income.

Brief overviews of our financial statements for the following periods are as follows: (See table below.)

	Net	Gross	Golf	Golf Club %	Golf Club *	Golf	Golf Grip %	Golf Grip *
Period Ending	Operating Loss	Sales Total	Club Sales	Gross Sales	Gross Profit %	Grip Sales	Gross Sales	Gross Profit %	Shipping Income

9/30/2008	($1,425,685)	$523,453	$346,232	66%	46%	$141,775	27%	61%	$35,446

9/30/2007	($199,886)	$438,759	$236,926	54%	45%	$167,317	38%	60%	$27,603

12/31/2007	($292,764)	$547,435	$347,362	63%	57%	$151,867	28%	68%	$35,690

12/31/2006	($314,858)	$670,176	$307,559	46%	51%	$322,872	48%	68%	$39,625

* Note:  Golf club and golf grip gross profit percentages (%) are estimates of profit percentage (%) per product category.  The individual gross profit percentages of golf clubs and golf grips are estimates only as the Company does not segregate product categories profit percentages for reporting purposes in compliance with GAAP.  These estimates are calculated based on estimating average profit margins per category based on historical sales and cost of goods.

The net operating loss increase for the period ending September 30, 2008 reflects the above S-1 related costs over the period ending September 30, 2007.   Gross Sales increased primarily as result of increased international orders for the comparative time periods, including an increase in golf club sales.  Golf grip sales declined $25,552 or ~15.3 percent (%) in view of what management believes has been due to a lack of adequate marketing capital.  The decline in golf grip sales for the period ending 9/30/2007 of $167,317 to year end 12/31/2007 of $151,867 reflects a one time grip order return of $39,456 from a major US retail customer during the 4th quarter of 2007.

The net operating loss for the period ending 12/31/2007 decreased by $22,094 or ~7 percent (%) from 12/31/2006.  Gross Sales for 2007 declined by $122,741 or ~ 18.3 percent (%) primarily as a result in lower golf grips sales – this declining sales trend as noted previously, is viewed by management as a lack of adequate marketing capital and management does not believe it is due to any industry trends in overall golf grip sales, in the US or internationally.  Shipping Income has remained relatively unchanged in total $’s.

The fluctuation in percentage of sales per product category per reporting period, is based on what management believes has been a lack of adequate marketing capital to further educate consumers and build brand awareness on its golf grips since their introduction, and that the company’s golf grips are not as established in the marketplace yet, as its golf clubs are - which have a longer product history and greater product recognition.

Research and development costs have been expensed under General Selling & Administrative costs and for the past two years and, we do not plan any research & development for the future 12 months.

Over the course of our eight (8) years of operating history, we have incurred substantial operating losses and we may not be able to continue our business. As of September 30, 2008, we have an accumulated deficit of $5,424,416, negative shareholder equity of $777,815, and a net loss of $1,425,685.

We have historically experienced cash flow difficulties primarily because our expenses have exceeded our revenues. We expect to incur additional operating losses for the immediate near future. These factors, among others, raise significant doubt about our ability to continue as a going concern. If we are unable to generate sufficient revenue from our operations to pay expenses or we are unable to obtain additional financing on commercially reasonable terms, our business, financial condition and results of operations will be materially and adversely affected. We can provide no assurance that we will obtain additional financing sufficient to meet our future needs on commercially reasonable terms or otherwise. There can be no assurance that we will be able to maintain operations as a going concern without an additional infusion of capital from other sources and there can be no guarantee we will be successful in obtaining capital from such sources. If we are unable to obtain the necessary financing, our business, operating results and financial condition will be materially and adversely affected.

During the third quarter, we engaged Criterion Capital Partners, LLC (“Criterion”) as a strategic advisor to assist in our business development.   The loss of the knowledge and management and industry expertise of Criterion as a key consultant could have an adverse impact on our future prospects, in particular Mr. Adam Levin, who has played a key role in aiding other third parties with the implementation of their respective business plans.

We have only six employees and our success is dependent on our ability to retain and attract personnel to operate our business, and there is no assurance that we can do so. Once we are sufficiently capitalized, we will need to recruit new executive managers and hire employees to help us execute our business strategy and help manage the growth of our business. Our business could suffer if we were unable to attract and retain additional highly skilled personnel or if we were to lose any key personnel and not be able to find appropriate replacements in a timely manner.

We expect to derive a substantial portion of our future revenues from the sales of our golf grips and we have yet to fully launch our initial marketing phase. Although we believe our products and technologies to be commercially viable,   if markets for our products fail to develop further or develop more slowly than expected or are subject to substantial competition, our business, financial condition and results of operations will be materially and adversely affected.

We also depend on marketing relationships and if we fail to maintain or establish them, our business plan may not succeed.

We expect our future marketing efforts will focus in part on developing additional business relationships with retailers and distributors that will market our products to their customers. The success of our business depends on selling our products and technologies to a large number of distributors and retail customers.

On October 14, 2008, we were granted a second utility patent “Improved Golf Club Grip” (Document Number: I140-005 / Serial Number:11/452,888) on our Full Release™ Performance Grip by the US Patent & Trade Office.

The market for golf grips and golf clubs is highly competitive. There are a number of other established providers that have greater resources, including more extensive research and development, marketing and capital than we do and have greater name recognition and market presence. These competitors could reduce their prices and thereby decrease the demand for our products and technologies. We expect competition to intensify in the future, which could also result in price reductions, fewer customer and lower gross margins.

Our sales year-to-date in 2008, have exceeded total sales for 2007. However, with the recent economic and market uncertainties here in the United State as well as internationally, there can be no assurance that our sales will continue to grow and/or be maintained at their present level and may in fact, decline in the future.

Economic factors that can affect all manufacturing businesses include increases in fuel/freight costs and for global manufacturer’s, currency fluctuations. Fuel/Freight costs can impact product costs and shipping costs of any manufacturer and without corresponding price increases of its products, a manufacturer’s profits could decline or even result in losses. While a global manufacturer may only transact business in US $’s, if a buyer/distributor in another country, whose currency has experienced a devaluation in relation to the US dollar, could result in a reduction or even elimination of demand for the manufacturer’s products in that country.

These factors and others (unknown) could occur within the global marketplace that could negatively impact operations of any business, including the golf industry (manufacturing of golf clubs and golf grips) to the extent that such operations could cease temporarily or permanently, based on the Company’s ability to respond to such global economic factors.

Our business is subject to rapid changes in technology that may adversely affect our business. We can provide no assurances that further research and development by competitors will not render our technology obsolete or uncompetitive. We compete with a number of companies that have technologies and products similar to those offered by us and have greater resources, including more extensive research and development, marketing and capital than we do. If our technology is rendered obsolete or we are unable to compete effectively, our business, operating results and financial condition will be materially and adversely affected.

We rely on a combination of trade secrets, trademark law, and other measures to protect our trademarks, license, proprietary technology and know-how. However, we can provide no assurance that competitors will not infringe upon our rights in our intellectual property or that competitors will not similarly make claims against us for infringement. If we are required to be involved in litigation involving intellectual property rights, our business, operating results and financial condition will be materially and adversely affected.

It is possible that third parties might claim infringement by us with respect to past, current or future technologies. We expect that participants in our markets will increasingly be subject to infringement claims as the number of services and competitors in our industry grows. Any claims, whether meritorious or not, could be time-consuming, result in costly litigation and could cause service upgrade delays or require us to enter into royalty or licensing agreements. These royalty or licensing agreements might not be available on commercially reasonable terms or at all.

New technologies such as the products developed by us may contain defects when first introduced. Our introduction of technology with defects or quality problems may result in adverse publicity, product returns, reduced orders, uncollectible or delayed accounts receivable, product redevelopment costs, loss of or delay in market acceptance of our products or claims by customers or others against us. Such problems or claims may have a material and adverse effect on our business, financial condition and results of operations.

Plan of Operation

While we make golf clubs and golf grips, our primary business and marketing plans will initially be focused on our golf grips and wedges. We believe we can launch an aggressive but well-directed marketing campaign to rapidly grow our revenue and significantly maximize our market potential.  To reach the mass market, we will more frequently advertise our grips, the Full ReleaseTM Performance grips in particular, on The Golf Channel in the U.S. We plan to develop additional strategic advertising and promotion plans including key industry endorsements, press releases, additional TV spots, major golf magazine print ads, our sponsored media days for major magazine equipment writers, weekly schedules with retailer demo days, enhanced and continual in-store support programs, open-to-the public as well as privately sponsored clinics, annual trade-shows, and continuous in-house productions of articles and editorials.

As noted previously, we currently do not have the necessary capital to implement our marketing campaign and if successful in raising sufficient capital for marketing, there can be no assurance that this capital and/or increased marketing efforts will increase revenues .   There can also be no assurance we will be successful in raising sufficient marketing capital to implement this campaign. Assuming we are able to raise sufficient capital in support of our marketing strategy, we plan to develop five distinct sales channels:

·                   Direct to Consumer: We plan to use direct response marketing in advertisement and infomercials, running primarily on Golf Channel, websites and national print media.

·                   Wholesale Distribution: We plan to employ a well-trained and efficient sales staff to sell and provide ongoing marketing and in-store support to U.S. major golf retailers.

·                   Internet Sales: We plan to hire two (2) skilled employees to aggressively market our line of products on the Internet at retail prices on our website.

·                   International: Asia is a prominent international market where golf as a sport is rapidly growing. We plan to hire two (2) Company Representatives to be responsible for continuous training our distributors in Asia and Europe, although our international distributors are responsible for their own marketing expenditures.

·                   Call Center and Inside Sales: We plan to further assemble an effective in house telemarketing sales force to sell direct to our consumers and handle both inbound and outbound customer communications and sales.

Results of Operations

Note: For all reporting periods below:

The golf industry as reported by several industry organizations has been in a state of flux, though the total number of worldwide golfers as reported by the industry has increased, primarily due to the increase in golf as a major sport in Asia.  Further, total worldwide, golf equipment sales continues to increase.  However, there can be no assurance that the golf industry will continue growing and may in fact decline.  We believe there have been no industry trends that have significantly effected (positively or negatively) our operating results including fluctuations in revenues for the reporting periods below.   Based on input from our major customers, we believe that sufficient marketing capital is essential to growing revenues in the highly competitive golf industry.

Current economic factors both in the US and internationally may have a direct impact on future revenues positively and/or negatively - whether for example: 1)  fluctuating fuel costs that effects shipping and product production costs for all manufacturers regardless of industry; or 2) currency fluctuation of the US dollar and that of other foreign currencies for global manufacturers, regardless of industry.

For the Fiscal Year Ended December 31, 2005 and for the Fiscal Year Ended December 31, 2006

Net sales declined from $1,053,663 in 2005 to $670,176 in 2006 or 36.4 percent (%).  As a result of management’s efforts to reduce overall expenses, costs of goods decreased $314,281 or 51.8% from 2005 to 2006, resulting in gross profit declining by $69,206 or 15.5%.   Management believes that without additional capital for marketing, that its golf grips sales may continue to decline as they have not been in the marketplace as long and/or are not as established in the marketplace as its golf club products are.  Total operating expenses were reduced in 2006 to $217,876 from $484,039 in 2005 primarily as the result of management’s efforts  to reduce expenses and lower net sales. The reduction in operating expenses in 2006 reduced the net loss from operations from -556,480 in 2005 to $-314,858 in 2006. The number of weighted average shares increased to 13,643,085 in 2006 from 13,598,085 in 2005 with loss per share decreasing from -$0.03 in 2005 to -$0.02  in 2006.

Feel Golf Company, Inc. - Periodic Expense Variance

Major Operational Line Items	2006	2005

Advertising	90,332	90,869
Advertizing expenses remained relatively unchanged from 2005 to 2006 declining less than $550 or <1%.

Research & Development Expenses	37,165	49,687
Ongoing R&D expenses declined >$12,500 or ~25% from 2005 to 2006 and R&D expenses are expected to continue to decline over the next 24-36 months as the Company concludes it major R&D projects.

Bad Debts	2,066	695
The Company has experienced very little bad debts during it operating history in both 2005 & 2006. The ~ $2,000 expense in
2006 represents a one time charge of a remote sales rep not returning the company's products after being terminated.

Depreciation	59,767	59,425
The Company's depreciation of assets remained relatively unchanged in 2005 and in 2006 (<$500) and was based on the assets'
depreciation life schedules.

Accounting	19,736	32,210
Accounting expense declined ~$12,500 or 39% from 2005 to 2006. In 2005, the company incurred one-time accounting expenses related to a tax audit in the State of CA. In 2006, the company incurred additional accounting expense related to a tax audit.

Legal	11,569	40,517
Legal Expense declined ~$29,000 or 70% from 2005 to 2006. In 2005, the company incurred one-time legal expenses related to a desist and refrain in the State of CA.

Sales Expense	63,294	114,486
Sales expenses declined $51,000 or 45% from 2005 to 2006 as a result of the termination of an external call center and sales force. Management made the decision if it were to implement another call center and hire a sales force to support it, it would only be done on site and/or by Feel Golf personnel for better operational control.

Office & Computer Expense	11,559	13,224
Office & Computer Expenses declined by ~ 12.5% from 2005 to 2006 but the $ amount was < $1,700.

Travel & Entertainment	2,428	9,621
Travel & Entertainment expense declined by >$7,000 or ~75% as a result of the Company not attending a number of industry trade shows during 2006.

Insurance	12,938	25,875
Insurance expense was reduced by 50% from 2005 to 2006 as a result in the reduction of Payroll in State Workers
Comp and Blanket Policies.

License & Permits	0	3,338
License & Permits declined to $0 in 2006 from 2005 as permits and licenses are generally renewed every 2 years.

Repairs & Maintenance	2,495	2,336
Repairs & maintenance increased by < $200 from 2005 to 2006 and are less than $2500 for either year.

Occupancy Expense	80,598	76,555
Occupancy expense increased ~ $4,000 or ~5% as a result of an annual lease increase.

Payroll Expense	155,200	192,767
Payroll expense declined ~20% or ~$37,000 in 2006 from 2005 as a result in the reduction of staff downsizing. Management expects to continue downsizing for the near future.

Telephone	7,125	9,999
Telephone expense declined ~ 29% or ~$2900 in 2006 from 2005.

Write Off on Intangible Assets		183,781
Moved from Capitalized to Expense per Auditor recommendation in accordance with GAAP.

General & Administrative	39,471	25,727
G&A expense increased by >50% or ~$13,750 from 2005 to 2006 as a result of increased marketing expenses. The Company utilized external marketing sources to assist in additional branding and customer awareness promotions.

For the Fiscal Year Ended December 31, 2007 and For the Fiscal Year Ended December 31, 2006

Net sales declined from $670,176 in 2006 to $547,436 in 2007 or 18.35 percent (%) while costs of goods increased $8,058 from 2006 to 2007 on lower net sales, resulting in gross profit declining by over $130,798 in 2007 primarily as a result of lower golf grip sales.   Management believes that without additional capital for marketing, that its golf grips sales may continue to decline as they have not been in the marketplace as long and/or are not as established in the marketplace as its golf club products are.  The increase in cost of goods in 2007 reflects an increase in manufacturing costs of golf clubs as well as a larger percentage of sales in 2007 were from golf clubs and not golf grips.  Increases in manufacturing costs are historically on an annual basis and the industry allots for this annual expense increase with an annual increase in equipment prices at the beginning of each calendar year. Over the past 18-24 months however, product costs have moderately fluctuated simply due to higher global energy prices, which increase freight and manufacturing costs. Total operating expenses were reduced in 2007 to $426,666 from $595,743 in 2006 primarily as the result of management’s action to reduce expenses with a lower occupancy lease (by Company relocation) and payroll expenses with fewer personnel. The reduction in operating expenses in 2007 reduced the net loss from operations from -314,858 in 2006 to $-292,764 in 2007. The number of weighted average shares increased to 13,537,349 in 2007 from 13,643,085 in 2006 with loss per share remaining at -$0.02  in 2007.

Feel Golf Company, Inc. - Periodic Expense Variance

Major Operational Line Items	2007	2006

Advertising	74,280	90,332
Advertizing expenses were reduced by ~$16,000 or ~18% from 2006 to 2007. This was due to an decrease in print ads and marketing collateral as revenues declined.

Research & Development Expenses	17,800	37,165
R&D expenses declined ~$19,000 or >50% from 2006 to 2007 as ongoing R&D on company products was completed and products received US patent approval. R&D expenses are expected to continue to decline for the near future.

Bad Debts	268	2,066
The Company has experienced very little bad debts during it operating history in both 2006 vs. 2007. The $ amounts are <$2500 for either year and reflect < 1/4 of 1% of total revenues for either year.

Depreciation	35,134	59,767
The Company's depreciation of assets declined by ~40% or ~$25,000 from 2006 to 2007 and was based on the underlying assets' depreciation life schedules. The ongoing depreciation schedules of the Company's assets is not expected to decline significantly further for the next 12 months or longer.

Accounting	29,168	19,736
Accounting expense increased by ~ $9500 or 48% from 2006 to 2007 due to the hiring of external accountants to assist in the preparation of Company financials.

Legal	8,317	11,569
Legal expense increased by ~28% from 2006 to 2007 but the $ amount of the increase was < $3300.

Sales Expense	52,375	63,294
Sales expense declined by ~ $11,000 or ~18% from 2006 to 2007 as part of management's overall efforts to reduce expenses.
The Company's sales expenses are directly related to the Company's total sales so as totals sales increase or decrease, sales expenses will likewise follow.

Office & Computer Expense	16,220	11,559
Office & Computer expense increased ~$4,600 or 40% from 2006 to 2007 due to one-time relocation costs requiring computer and telephone network installations.

Travel & Entertainment	2,398	2,428
Travel & entertainment decreased by < $100.

Insurance	6,759	12,938
Insurance expenses declined by > $6,000 or ~48% from 2006 to 2007 due to a reduction in State Workers Comp & General Blanket insurance policies. The Company does not anticipate further significant reduction in insurance expenses for the near future.

License & Permits	3,869	0
Licenses & Permits increased from $0 to ~$3,800 as generally, licenses & permits are renewed every 2 years.

Repairs & Maintenance	2,355	2,495
Repairs & Maintenance decreased by < $200 from 2006 to 2007 and are less than $2500 for either year.

Occupancy Expense	47,682	80,598
Occupancy expense declined by ~$33,000 or ~40% as the Company relocated from Monterey, CA to Salinas, CA in Jan 2007 for better lease terms. The relocation was part of management's ongoing efforts to reduce the company's overall expenses.

Payroll Expense	86,132	155,200
Payroll expense continued to decline from 2005 and 2006 to 2007 (by ~$69,000 or ~45%) as part of management's ongoing efforts to reduce the company's overall expenses. Management does not expect to lower payroll expenses in the near future as the size/cost of the present staff is necessary to maintain normal operations.

Telephone	7,231	7,125
Telephone expense increased by < $100. Management expects to be able to lower telephone expense in the future as carriers are beginning to offer combined services and features with lower costs.

Write Off on Intangible Assets
Moved from Capitalized to Expense per Auditor's recommendation and GAAP compliance.

General & Administrative	36,678	39,471
G&A expense was reduced by ~2,750 or ~7% as part of management's efforts to reduce overall expenses.
Our gross profits as a percentage of net sales fluctuate during interim reporting periods in comparison to the last three annual periods ended December 31, 2007, 2006 and 2005. For interim reporting, we use the gross profit method to estimate ending inventory in accordance with GAAP.

The Nine Months Ended September 30, 2008 (Unaudited) Compared to the Fiscal Year Ended 12/31/2007 (Audited)

Fixed assets and other assets declined for the current reporting period as management elected a one-time write-off to net intangible assets. Current assets decreased 63,808 or (~20%) from 321,481 as of December 31, 2007, to $257,673 as of September 30, 2008, primarily as a result of an adjustment to inventory of $71,658 of which $20,465 was allocated to overhead and indirect costs. Interim inventory adjustments are calculated (taken into consideration) as part of the gross profit method for interim reporting periods. Historically, obsolete inventory has been < 0.5 of 1% on an annual basis. Accounts payables have increased $125,085 while accrued expenses declined by $301,538 reducing total current liabilities by $148,675. Total liabilities decreased to $1,095,864 as of September 30, 2008 from $2,058,803 as of December 31, 2007, with the conversion of $1 Million in debt to equity (into common shares of stock of the Company at $1.00 per share) by the Miller Family Trust in January 2008. With the company converting to a C-Corp tax status from an S-Corp as of July 2008, additional paid in capital of ($4,046,638) was recorded at the end of September 30, 2008. Total shareholders’ equity increased to ($777,815) as of September 30, 2008 from ($1,660,356) as of December 31, 2007.

Our gross profits as a percentage of net sales may fluctuate during interim reporting periods in comparison to the last three annual periods ended December 31, 2007, 2006 and 2005. For interim reporting, we currently use the gross profit method to estimate ending inventory in accordance with GAAP.

For the Nine Months Ended September 30, 2008 (Unaudited) Compared to the Nine Months Ended 9/30/2007 (Unaudited)

Net Sales were $523,453 as of September 30, 2008 versus $438,759 as of September 30, 2007, increasing by $86,694 or 19.3 percent (19.3%) primarily as a result of an increase in international orders. For this same period, cost of goods sold increased $39,806 but remained the same percentage of sales (53%) for both periods reflecting the increase in sales for 2008. The net loss from operations for the period ending September 30, 2008 reflects one-time expenses of $25,000 for services with Anslow & Jaclin, LLP, and $1,205,726 for consulting services with Criterion Capital Partners, LLC for a total net loss of $1,425,685 as compared to a net loss of $199,885 as of September 30, 2007. Interest expense declined from $95,883 as of September 30, 2007, to $52,141 as of September 30, 2008, principally as a result of the $1M note conversion to common stock by the Miller Family Trust in January, 2008. Net loss per share increased to (0.10) as of September 30, 2008 from (0.01) as of September 30, 2007, while weighted average shares increased to 14,596,021 from 13,642,880 for the respective time periods.

Feel Golf Company, Inc. - Periodic Expense Variance
	Sept 30	Sept 30
Major Operational Line Items	2008	2007

Advertising	67,936	32,007
Advertising expense increased by >100% or ~$36,000 due to an increase in attendance at trade showsin 2008 over 2007.
2007. Trade Show attendance included the 2008 International PGA Shows in Orlando, FL and the Fall PGA Show in Las Vegas, NV.

Research and Development	2,480	16,536
The company concluded the vast majority of it's R&D efforts in 2007 and as a result, ongoing R&D expenses have been minimized
(by ~$14,000 from 2007 vs 2008) for the foreseeable future as the Company does not plan on conducting any major R&D over the next 18 months. Management presently believes the company should focus on building brand awareness and marketing of its existing marketing of it's existing patented products in an effort to increase revenues.

Bad Debts	-	268
The Company has experienced very little bad debts during it operating history in both 2007 vs 2008. The small $ amounts in 2007 and $0 in 2008 reflects this.

Depreciation	28,523	29,310
The Company's depreciation of assets declined by less than 3% from 2007 to 2008 and was based on the assets' depreciation life schedules.

Accounting	46,980	24,701
The Company's accounting costs increased in 2008 by more than 90% due to the company's registration filing to become a public company and the associated accounting costs related to becoming a public company. These increased accounting costs are expected to continue as once the Company is public, it will need to maintain ongoing periodic reporting.

Legal	31,126	7,516
The Company's legal costs increased in 2008 by more than 400% due to the company's registration filing to become a public company and the associated legal costs related to becoming a public company. These increased legal costs are expected to continue once the
Company is public, it will need to maintain ongoing legal counsel for review and preparation of reports and other corporate matters.

Tax	2,779	3,080
The Company's tax liability declined ~ 9% from 2007 to 2008, however the $ amount was <$500.

Sales Expense	34,947	28,427
The company's sales expense increased ~ $6,500 or 23% from 2007 to 2008. The increase was a result in increases of printing costs of marketing collateral as well as a major revision and navigational upgrades to the company's website. Ongoing printing costs are expected to increase annually, while the website may incur ongoing maintenance costs, but no further major upgrades for the near future.

Office and Computer Expense	31,237	9,894
Office & computer expenses increased over 200% or > $21,000 from 2007 to 2008 as a result of going public expenses and ongoing upgrades to computer software and hardware. The company anticipates additional office and computer expenses if sales continue to increase.

Travel & Entertainment	2,645	1,679
Travel & entertainment increased by >55% from 2007 to 2008 but the $ amount was < $1,000.

Insurance	8,295	7,245
Insurance increased by ~15% from 2007 to 2008 but the $ amount was < $1,000.

License & Permits	364	406
License & Permits decreased by ~10% from 2007 to 2008 but the $ amount was < $100.

Repairs & Maintenance	1,524	17,460
Repairs & Maintenance decreased by ~ $16,000 or 72% from 2007 to 2008. However, the primary reason for this decrease was a reclassification of expenses into Occupancy Expense. The Company does not anticipate future significant changes for this line item.

Occupancy Expense (Rent & Utilities)	38,847	22,585
Repairs & Maintenance increased by ~ $16,000 or 72% from 2007 to 2008. However, the primary reason for this increase was a reclassification of expenses into Occupancy Expense. The Company does not anticipate future significant changes for this line item.

Payroll Expense	93,915	94,630
Payroll expense changed <$1K from 2007 to 2008. However, there were changes in personnel during this time with the hiring of the Company's COO and hiring of sales personnel. Payroll expenses are expected to increase with the hiring of additional staff depending on the company's ability to raise sufficient operating capital in the future.

Telephone	4,099	5,411
Telephone expense decreased by ~25% from 2007 to 2008 as a result of lower carrier costs for services.

IPO Consulting Services Expense	1,205,726	-
This was a one-time event in 2008 and was expensed per 123R. The company engaged a consultant to assist the Company's efforts inbecoming a public company.

General & Administrative	17,344	12,875
G&A expense increased >4,400 or ~35% from 2007 to 2008 and this increase was primarily a result of increased costs of office supplies and related services associated with becoming a public company. This increase is expected to continue once the company becomes a public company.

The following tables set forth key components of our results of operations for the periods indicated, in dollars, and key components of our revenue for the period indicated, in dollars.

	Statement Of Operations September 30, 2008 and December 31, 2007 and 2006

	2008	2007	2006
	(Unaudited)	(Audited)
Net sales	$523,453	$547,436	$670,176

Cost of goods sold	277,430	300,367	292,309

Gross Profit	246,023	247,069	377,867

General and Administrative Expenses
Advertising	67,936	74,280	90,332
Research and Development	2,480	17,800	37,165

Bad debts	--	268	2,066
Depreciation	28,523	35,134	59,767
Accounting	46,980	29,168	19,736
Legal	31,126	8,317	11,569
Tax	2,779	--	--
Sales expense	34,947	52,375	63,294
Office and computer expense	31,237	16,220	11,559
Travel and entertainment	2,645	2,398	2,428
Insurance	8,295	6,759	12,938
License and permits	364	3,869	0
Repairs and maintenance	1,524	2,355	2,495
Occupancy expense	38,847	47,682	80,598
Payroll expense	93,915	86,132	155,200
Telephone	4,099	7,231	7,125
Consulting services expense	1,205,726	--	--
General and administrative	17,344	36,678	39,471
Total operating expenses	1,618,768	426,666	595,473
Net Profit (loss) from operations	(1,372,745)	(179,597)	(217,876)

Other income and (expenses)
Interest expense	(52,141)	(113,167)	(96,982)
Total other income and (expense)	(52,941)	(113,167)	(96,982)
Net Profit (loss)	(1,425,685)	(292,764)	$(314,858)

Net Gain (loss) per share	(0.10)	(0.02)	$(0.02)

Weighted average of outstanding shares	14,596,021	13,537,349	13,643,085

Liquidity and Capital Resources

From our inception through September 30, 2008, our primary source of funds has been the proceeds of private offerings of our common stock and loans from stockholders.  The Company’s need to obtain capital from outside investors is expected to continue until we are able to achieve profitable operations, if ever.  There is no assurance that management will be successful in fulfilling all or any elements of its plans.  The failure to achieve these plans will have a material adverse effect on our Company’s financial position results of operations and ability to continue as a going concern.  As noted in our Auditor’s Report, there is substantial doubt about our Company’s ability to continue as a going concern.

ASSETS	2008	2007	2006
Current Assets
Cash in Bank	$10,045	$6,606	$11,962
Accounts Receivable	16,216	26,578	14,671
Other receivable	100,197	96,549	68,035
Inventory	91,263	162,921	227,618
Prepaids	39,952	28,827	31,160
Total Current Assets	257,673	321,481	353,446
Fixed Assets
Fixed Assets	430,692	418,571	411,824
(Less) Accumulated Depreciation	(375,414)	(346,893)	(311,768)
Total Fixed Assets	55,278	71,678	100,056
Other Assets		5,288	8,688
Deposits	5,099
Intangible assets (less amortization)	0
Total Other Assets	5,099	5,289	8,688
Total Assets	318,049	398,447	462,190

Our net cash provided by (used in) operations increased approximately (108%) to $ 28,594 as of September 30, 2008, from (206,472) as of September 30, 2007, primarily reflecting adjustments to reconcile net income to stock issued in exchange for services of $1,230,726 during 2008. Net cash by/used in financing activities decreased to ( $13,033 ) as of September 30, 2008 as compared to $200,255 as of September 30, 2007. Actual cash at the end of September 30, 2008 increased $10,045 as compared to $0 as of September 30, 2007.

RECENT ACCOUNTING PRONOUNCEMENTS AFFECTING US

In February 2007, the FASB issued SFAS No. 159, The Fair Value Option for Financial Assets and Financial Liabilities - Including an Amendment of FASB No. 115 ("SFAS No. 159"). SFAS No. 159 permits companies to choose to measure many financial instruments and certain other items at fair value in order to mitigate volatility in reported earnings caused by measuring related assets and liabilities differently without having to apply complex hedge accounting provisions. SFAS No. 159 is effective for our calendar year ending December 2009. We are currently assessing the impact, if any, of this statement on our condensed consolidated financial statements.

In December 2007, the FASB issued SFAS No. 141(R), Business Combinations, or ("SFAS 141(R)"). SFAS 141(R) establishes principles and requirements for how the acquirer of a business recognizes and measures in its financial statements the identifiable assets acquired, the liabilities assumed, and any non controlling interest in the acquired. SFAS 141(R) also provides guidance for recognizing and measuring the goodwill acquired in the business combination and determines what information to disclose to enable users of the financial statements to evaluate the nature and financial effects of the business combination. The provisions of SFAS 141(R) are effective for financial statements issued for fiscal years beginning after December 15, 2008.

In December 2007, the FASB issued Statement of Financial Accounting Standards No. 160 “Noncontrolling Interest in Consolidated Financial Statements-an amendment of ARB No. 51” (SFAS 160).  SFAS 160 states that accounting and reporting for minority interests will be recharacterized as noncontrolling interests and classified as a component of equity.  SFAS 160 also establishes reporting requirements that provide disclosures that identify and distinguish between the interests of the parent and the interests of the noncontrolling owners.  SFAS 160 is effective for financial statements issued for fiscal years beginning on or after December 15, 2008.

In March 2008, the FASB issued Statement of Financial Accounting Standards ("SFAS") No. 161, Disclosures about Derivative Instruments and Hedging Activities (SFAS 161). SFAS 161 amends and expands the disclosure requirements of SFAS 133, Accounting for Derivative Instruments and Hedging Activities. It requires qualitative disclosures about objectives and strategies for using derivatives, quantitative disclosures about fair value amounts of gains and losses on derivative instruments, and disclosures about credit-risk-related contingent features in derivative agreements. This statement is effective for financial statements issued for fiscal years beginning after November 15, 2008.

In May 2008, the FASB issued SFAS No. 162, “The Hierarchy of Generally Accepted Accounting Principles.” SFAS No. 162 identifies the sources of accounting principles and provides entities with a framework for selecting the principles used in preparation of financial statements that are presented in conformity with GAAP. The current GAAP hierarchy has been criticized because it is directed to the auditor rather than the entity, it is complex, and it ranks FASB Statements of Financial Accounting Concepts, which are subject to the same level of due process as FASB Statements of Financial Accounting Standards, below industry practices that are widely recognized as generally accepted but that are not subject to due process. The Board believes the GAAP hierarchy should be directed to entities because it is the entity (not its auditors) that is responsible for selecting accounting principles for financial statements that are presented in conformity with GAAP. The adoption of FASB 162 is not expected to have a material impact on the Company’s financial position.

In May 2008, the FASB issued SFAS No. 163, “Accounting for Financial Guarantee Insurance Contracts-an interpretation of FASB Statement No. 60.” Diversity exists in practice in accounting for financial guarantee insurance contracts by insurance enterprises under FASB Statement No. 60, Accounting and Reporting by Insurance Enterprises. This results in inconsistencies in the recognition and measurement of claim liabilities. This Statement requires that an insurance enterprise recognize a claim liability prior to an event of default (insured event) when there is evidence that credit deterioration has occurred in an insured financial obligation. This Statement requires expanded disclosures about financial guarantee insurance contracts. The accounting and disclosure requirements of the Statement will improve the quality of information provided to users of financial statements. The adoption of FASB 163 is not expected to have a material impact on the Company’s financial position.

In June 2008, the FASB issued FASB SP EITF 03-6-1, "Determining Whether Instruments Granted in Share-Based Payment Transactions Are Participating Securities."  SP EITF 03-6-1 addresses whether instruments granted in share-based payment transactions are participating securities prior to vesting, and therefore need to be included in the computation of earnings per share under the two-class method as described in SFAS No. 128, "Earnings per Share."  SP EITF 03-6-1 is effective for financial statements issued for fiscal years beginning on or after December 15, 2008 and earlier adoption is prohibited.  The Company is required to adopt SP EITF 03-6-1 in the first quarter of 2009 and does not expect SP EITF 03-6-1 to have a material impact on the Company’s financial position.

Critical Accounting Policies

The Company's discussion and analysis of its financial condition and results of operations are based upon the Company's financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States. The preparation of these financial statements requires the Company to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses and related disclosure of contingent assets and liabilities. The Company bases its estimates on historical experience and on various other assumptions that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions.

The Company believes the following critical accounting policies affect its more significant judgments and estimates used in the preparation of its consolidated financial statements.

Interim Financial Reporting

For practical purposes, the Company uses an estimated gross profit method to determine the cost of goods sold during interim periods, in accordance with APB-28 (par. 14).  The Company takes physical inventories periodically and adjusts the gross profit percentage accordingly.

We estimate an appropriate gross profit margin to be applied for interim reporting periods using assumption(s) based upon using the actual gross profit margin of the company’s most recent audit history.

Our underlying assumption(s) of the gross profit margin bear the risk of change as gross profit margin estimates can change due to known and unknown factors.   Forward looking assumptions always have a possibility/probability factor which is beyond our present scope. Assumptions used for interim reporting periods of 9/30/08 & 9/30/07 are based on our most recent historical audit margins, but historical results do not necessarily accurately predict future results.

Our estimates of the appropriate gross profit margin to be applied is adjusted between interim financial reporting periods based upon our actual results of operations. Any adjustments are calculated as part of the estimated gross profit % for an interim reporting period(s) and is based on the company’s most recent audit history.

The accuracy of our estimates of our company's gross profit margin and underlying assumptions have been: (Please see table below).  Please note the interim gross profit margin method was not used until our 9/30/08 and 9/30/07 reporting period and we may elect to not use it in the future.

Gross Profit Method % Accuracy

	Year End Audits	Interim Periods
	(Actual)	(Estimates)
	2007	9/30/2007	9/30/2008

GPM % Estimate		47%	47%

Actual
Rev	$547,436	$438,759	$523,453
Gross Profit	$247,069	$206,217	$246,023
Actual GP%	45%	47%	47%

Accuracy	95.7%	100%	100%

Our estimate of our company's gross profit margin and/or underlying assumptions may change in the future and we may not use the interim gross profit method in the future.  Our assumptions are presently based on our most recent operating history.  If we continue to use the interim gross profit method, we do not anticipate any changes in our assumptions at this time.  Any assumptions based on future changes at this point and at this time are not known.

Inventory adjustments could impact our estimates of the gross profit margin percentage to be used and/or the application of our inventory valuation method in the current reporting period or future interim financial reporting periods if we continue to use the gross profit method, even though we take into account such adjustments as they occur.  Our operating history of obsolete inventory has historically been < 0.5 of 1% on an annual basis.

Stock-Based Compensation:

The Company accounts for share-based compensation arrangements in accordance with SFAS 123 (revised 2004) (“SFAS123(R)”), Share-Based Payments, which the Company adopted in February 2005 using the “modified retrospective” method of transition.  SFAS 123R addresses the accounting for transactions in which an enterprise receives employee services in exchange for a) equity instruments of the enterprise or b) liabilities that are based on the fair value of the enterprise’s equity instruments or that may be settled by the issuance of such equity instruments.  SFAS 123R requires companies to recognize compensation cost in an amount equal to the fair value of share-based payments, such as stock options granted to employees.

The fair value for stock options expensed is estimated using the Black-Scholes option pricing model assuming no expected dividends and the following weighted average assumptions:

The Black-Scholes option valuation model was developed for use in estimating the fair value of traded options which have no vesting restrictions and is fully transferable.  In addition, the valuation model calculates the expected stock price volatility based on highly subjective assumptions.  Because the Company’s employee stock options have characteristics significantly different from those of traded options, and because changes in the subjective input assumptions can materially affect the fair value estimates, in management opinion, the existing model does not necessarily provide a reliable single measure of the fair value of its employee stock options.

The Company's estimate of these key assumptions in the future will be based on historical information and judgment regarding market factors and trends. If actual results are not consistent with the Company's assumptions and judgments used in estimating the key assumptions, the Company may be required to record additional compensation or income tax expense, which could have a material impact on the Company's financial position and results of operations.

Currently, no stock options or stock based employee compensation have yet been issued to date.

ALLOWANCE FOR DOUBTFUL ACCOUNTS

The Company maintains allowances for doubtful accounts for estimated losses resulting from the inability of its customers to make required payments. If the financial condition of the Company's customers were to deteriorate, resulting in an impairment of their ability to make payments, additional allowances may be required, which would be charged against earnings.

PROPERTY AND EQUIPMENT

We record property and equipment at cost and depreciate that cost over the estimated useful life of the asset on a straight-line basis. Ordinary maintenance and repairs are expensed as incurred and improvements that significantly increase the useful life of property and equipment are capitalized.

We test property and equipment for impairment whenever events or changes in circumstances indicate that the carrying value of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of the asset to future net cash flows expected to be generated by the asset. If such assets are deemed impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets based on the projected net cash flows discounted at a rate commensurate with the risk of the assets.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

There have been no changes in or disagreements with accountants on accounting or financial disclosure matters.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

The following table sets forth the names, ages, and positions of our executive officers and directors as of the January 28, 2009. Executive officers are elected annually by our Board of Directors. Each executive officer holds his office until he resigns, is removed by the Board, or his successor is elected and qualified.

Board of Directors
Lee Miller (Chairman)
David Otterbach
David Worrell
Wylie Mitchell

Executive Officers

NAME	AGE	POSITION
Lee Miller	68	Chief Executive Officer, Interim Chief Financial Officer, Principal Accounting Officer
David Otterbach	49	Chief Operating Officer

Certain Significant Employees

NAME	AGE	POSITION
Greg Cottingham	54	General Manager

Lee Miller

Mr. Miller has experience in operations, and early on, he was in mergers and acquisitions for USS Chemicals, a division of U.S. Steel. He personally has acquired, and sold several golf & non golf companies during his career. From 1977 until 1996, he was the Chairman of Hilco Technologies, Inc., a high-tech supplier to the aircraft, medical, automotive industries and a prime Department of Defense (DOD) Contractor. In 1977, Mr. Miller served as Honorary Vice-Chairman for Checker Motors under the Chairmanship of Ed Cole, his mentor and former President of General Motors. Mr. Miller is a member of the Professional Golfers Association (PGA) and an associate member of the Senior PGA Tour. He studied accounting and financial analysis at Davenport College, earned a Mechanical Engineering certificate (MDTA), and his MBA and PhD from the University of Beverly Hills.

David Otterbach

Mr. Otterbach has been our Chief Operating Officer since March 2007 and is a member of the Board of Directors. His past business experience includes working in different industries and previously serving on the Board of Directors for several companies. At this time, Mr., Otterbach is not serving on the Board of Directors of any other companies except for us. Prior working for us, he co-founded and was the COO for 5 years of Sensory-View of America, a technology company based in Austin, TX, where he managed day-to-day operations of the business.  Previously, he founded a consulting firm serving general business where he implemented Client Company marketing, sales & business development strategies and managed day-to-day operating productivity.  From 1984 - 1996, Mr. Otterbach participated in both public and private equity markets as a Senior Vice President with Wall Street firms including Drexel Burnham Lambert & Lehman Brothers.  He graduated with a BS from Georgia Tech (’81) & received his MBA with Honors (’96) from Texas State University.

David Worrell

Mr. Worrell is a member of our Board of Directors. Mr. Worrell is a successful serial entrepreneur, published author and internationally experienced consultant. He specializes in offering compelling strategies and strong execution to lead rapidly growing companies.

From 2005 to present, Mr. Worrell is the CFO and partner of Pharma Services Network in Charlotte, NC (“PSN”). PSN is the U.S. representative office for a portfolio of foreign Contract Research Organization (“CROS”) that serves the U.S. pharmaceutical market. He was the founder and partner of Monterey Venture Partners in Monterey, California from 1999 to 2005, which provides financial and strategic services, including capital formation, business case development, valuation and operational assistance to emerging, high-growth companies across the U.S. From 2002 to 2003, he is the director of the Corporate Development at Chicago Tokyo Group in Charlotte, NC. He developed a new medical device import business to compliment an existing consulting practice, and led U.S. effort to develop channel partnerships including relationships with suppliers, financiers, and referral sources. From 1993 to 1999, he was the president of InfoQuest! International (now SilverPop), a telecommunications service provider in Kansa, where he restructured price, service offerings, sales and marketing of the company, took the company from significant operating losses to profitability within two months, and grew the business and sold it to a Silicon Valley competitor. From 1991 to 1993, he was the vice president and strategy consultant at Chicago Tokyo Group, Inc. in Japan, where he provided strategic management, marketing, and regulatory consulting to Fortune 500 medical decide and pharmaceutical companies entering the Japanese market.

In 2004, Mr. Worrell served on the board of directors of Metrolina Entrepreneurship, a non-profit corporation headquartered in Charlotte, North Carolina.

Since 2002, Mr. Worrell has been a contributing finance writer of Entrepreneur Media in Irvine, California. He writes bi-monthly for “Raising Money” column and financial feature stories that are widely syndicated, and has published over fifty articles on various strategy and finance topics from bootstrapping to public offering.

Mr. Worrell received his BA in International Business Administration from Ohio State University in 1990. He completed continuing professional education in “Venture Capital Finance” in 2003 and 2006, and continuing profession education in “Private Equity & Mezzanine Finance” in 2003, 2004 and 2005.  He is bilingual in English and Japanese (Level 2 Certification).

Wylie Mitchell

Mr. Mitchell is a member of our Board of Directors. He has a wealth of business experience in leasing, investment and land sales. He is currently the vice president of BT Commercial Real Estate and performs full service real estate brokerage service throughout the Monterey County area in California. He has accomplished dozens of significant transactions involving sales and leases of properties ranging from 5,000 square feet to 700 acres.

From 1991 to 1995, Mr. Mitchell worked for Moser Cunningham Commercial Real Estate in California. From 1979 through 1991, he was the owner and broker of Century 21 Advantages Realtors.

Mr. Mitchell is affiliated with many professional organizations. He is a member of the National Association of Realtors, California Association of Realtors, National Academy of Real Estate Exchangers, Salinas Elks Lodge, and Steering Committee on Violence and Injury Prevention Team of the City of Salinas. He is on the board of Old Town Salinas Association. He was the president of Rotary International, the vice president director of Salinas Chamber of Commerce, and a board member of United Way.

Mr. Mitchell received his AA from Hartnell Community College in 1959. He attended the Real Estate Extension Class at the University of Southern California. Mr. Mitchell received his real estate license from the State of California in 1976.

Greg Cottingham

Mr. Cottingham, a PGA Member for the past 10 years, is our General Manager.  His responsibilities include management of our USA assembly operation of golf clubs, inventory control, shipping & receiving, invoicing and other related day-to-day operational matters. His direct experience in the golf industry exceeds 20 years including being the Assistant Head Golf Professional at the Neumann Golf Course in Cincinnati, Ohio.  He attended the University of Cincinnati and resides with his family in Carmel, CA.

EXECUTIVE COMPENSATION

The following summary compensation table sets forth all compensation awarded to, earned by, or paid to the named executive officers paid by us during the period ended September 30, 2008 and 2007 in all capacities for the accounts of our executives, including the Chief Executive Officer (CEO), Chief Financial Officer (CFO) and Chief Operation Officer (COO):

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Non-Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Totals ($)

Lee Miller	2008	0	0	0	0	0	0	0	0
(CEO, Interim CFO)	2007	0	0	0	0	0	0	0	0

David Otterbach	2008	36,000	0	0	0	0	0	0	36,000
(COO)	2007	27,000	0	0	0	0	0	0	27,000

Option Grants Table.

Pursuant to a resolution of our Board of Directors, as approved by at a special meeting of our shareholders on February 5, 2005, we adopt the 2003-2004 stock option plan. Options granted under the stock option plan may be incentive stock options as defined in Section 422 of the Internal Revenue Code (the “IRS”) or non-statutory stock options, as determined by the Board of Directors or any of its Committees at the time of grant of an option and subject to the applicable provisions of Section 422 of the IRS, as amended, and the regulations promulgated thereunder. Stock purchase rights may be granted under the plan.

As of January 28, 2009 there have been no individual grants of incentive stock options or non-statutory stock options to purchase our common stock made to the executive officer named in the Summary Compensation Table through September 30, 2008.

Aggregated Option Exercises and Fiscal Year-End Option Value Table.

There were no stock options exercised during period ending September 30, 2008 by the executive officers named in the Summary Compensation Table.

Long-Term Incentive Plan (“LTIP”) Awards Table.

There were no awards made to a named executive officer in the last completed fiscal year under any LTIP.

Compensation of Directors

Directors are permitted to receive fixed fees and other compensation for their services as directors. The Board of Directors has the authority to fix the compensation of directors. No amounts have been paid to, or accrued to, directors in such capacity.

Employment Agreements

We do not have any employment agreements in place with our officers or directors.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table provides the names and addresses of each person known to us to own more than 5% of our outstanding shares of common stock as of January 28, 2009 and by the officers and directors, individually and as a group. Except as otherwise indicated, all shares are owned directly and the shareholders listed possesses sole voting and investment power with respect to the shares shown.

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Owner	Percent of Class (1)

Common Stock	Lee Miller Address: 25943 Deer Run Lane Salinas, CA 93908	11,456,219 (2)	72.30%

Common Stock	Wylie Mitchell Address: 49 Harper Canyon Road Salinas, CA 93908	1,132,670 (3)	7.15%
Common Stock	David Otterbach Address: 316 Mid Valley Center # 221 Carmel, CA 93923	0	0%
Common Stock	David T Worrell	0	0
	Address: 10610 Camden Meadow Drive Charlotte, NC 28273
Common Stock	Adam Levin (4) Address: 11648 Ventura Boulevard Suite 595 Studio City, CA 91604	1,205,726	7.61%

Common Stock	All executive officers and directors as a group	12,588,889	79.45%

(1)                   Based upon 15,845,575 shares outstanding as of January 28, 2009.
(2)                   Represents 11,456,219 shares held by the Lee Miller Trust as ofJanuary 28, 2009.
(3)                   Represents 1,132,670 shares held by the Wylie Mitchell Trust as of January 28, 2009.
(4)                   Adam Levin beneficially owns the 1,205,726 shares through his ownership of Criterion Capital Partners, LLC.

TRANSACTIONS WITH RELATED PERSONS, PROMOTERS AND CERTAIN CONTROL PERSONS

On December 31, 2007, we entered into a promissory note with Miller Family Trust with a principal amount of $1,661,419.26 and an interest rate of 7% annum. The monthly repayment is due on or before the 15th of each month in the amount of $9,691.61. On January 2008, our debt to the Miller Family Trust in the amount of $1,000,000 was converted into shares of our common stock .  On September 30, 2008, the company consolidated the principle and interest outstanding balances into a new note of $525,286  bearing simple interest of 7% per annum, specifying that the repayment schedule is a balloon loan due to be paid on or before December 31, 2012. The company shall have the election to repay in periodic payments, applied first to interest then principal.  Since it is balloon loan, the liabilities are classified as non-current.  Mr. Lee Miller, our CEO, CFO and Chairman of our Board of Directors, is the trustee of the Miller Family Trust and has investment control of its shares of our common stock.

On December 12, 2005, we entered into a promissory note with Mitchell Family Trust with a principal amount of $185,198.48 and an interest rate of 7% annum. As of September 30, 2008, the principal amount of the promissory note was 195,859.86 and for the nine months period ended September 30, 2008, the accrued interest was 6,439.98. On February 13, 2008, we received a short-term loan of $30,000 from Mitchell Family Trust, with a maturity of one year, with interest rate 7% annum. Interest expense for the period ending September 30, 2008, was $1,312. Mr. Wylie Mitchell, member of our Board of Directors, is the trustee of the Mitchell Family Trust and has investment control if its shares of our common stock.

On August 4, 2008, we entered into a consulting agreement with Criterion Capital Partners, LLC who owns more than five (5%) percent of the outstanding shares of our comment stock. Adam Levin is the principal of Criterion Capital Partners, LLC and has investment control of its shares of our common stock. Pursuant to the consulting agreement, Criterion Capital Partners, LLC serves as a strategic advisor to assist us in our business development by rendering business and financial advisory services. The total value of the services over the life of the agreement is valued at $1,205,726.

Item 12A. Disclosure of Commission Position on Indemnification of Securities Act Liabilities.

Our directors and officers are indemnified as provided by the California corporate law and our Bylaws. We have agreed to indemnify each of our directors and certain officers against certain liabilities, including liabilities under the Securities Act of 1933. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the provisions described above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than our payment of expenses incurred or paid by our director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

We have been advised that in the opinion of the Securities and Exchange Commission indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court’s decision.

FEEL GOLF CO. INC.
2,318,226 SHARES OF COMMON STOCK

PROSPECTUS

YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS DOCUMENT OR THAT WE HAVE REFERRED YOU TO. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT. THIS PROSPECTUS IS NOT AN OFFER TO SELL COMMON STOCK AND IS NOT SOLICITING AN OFFER TO BUY COMMON STOCK IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

Until _____________, all dealers that effect transactions in these securities whether or not participating in this offering may be required to deliver a prospectus. This is in addition to the dealer’s obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

The Date of This Prospectus is  JANUARY __, 2009

PART II   INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

Securities and Exchange Commission registration fee		$91.00
Federal Taxes	$
State Taxes and Fees	$
Transfer Agent Fees		$5,000
Accounting fees and expenses		$10,000
Legal fees and expense		$30,000
Blue Sky fees and expenses	$
Miscellaneous	$
Total		$45,091

All amounts are estimates other than the Commission’s registration fee. We are paying all expenses of the offering listed above. No portion of these expenses will be borne by the selling shareholders. The selling shareholders, however, will pay any other expenses incurred in selling their common stock, including any brokerage commissions or costs of sale.

Item 14. Indemnification of Directors and Officers.

Our directors and officers are indemnified as provided by the California corporate law and our Bylaws. We have agreed to indemnify each of our directors and certain officers against certain liabilities, including liabilities under the Securities Act of 1933. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the provisions described above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than our payment of expenses incurred or paid by our director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

We have been advised that in the opinion of the Securities and Exchange Commission indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court’s decision.

Item 15. Recent Sales of Unregistered Securities.

We were incorporated in the State of California in February 2000. In the past three years, we have issued 2,499,990 shares of our common stock to 16 shareholders.

Among the 2,499,990 shares of common stock, 181,764 shares were issued in reliance on the exemption under Section 4(2) of the Securities Act of 1933, as amended (the “Act”). These shares of our common stock qualified for exemption since the issuance shares by us did not involve a public offering. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, the shareholder had the necessary investment intent as required by Section 4(2) since she agreed to and received share certificates bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. This restriction ensures that these shares would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for this transaction. Specifically, we issued a total of 181,764 shares of common stock to certain individuals in the past three (3) years and entities as follows:

Name	Date of Sale	Number Of Shares	Consideration Received
Kathryn Baum	1/31/2005	10,000	$10,000
Jason Dunn	1/31/2005	100,000	$100,000
Robert Michael Glas	3/14/2005	50,000	$50,000
Mitch and Peggy Smith	12/31/2005	10,000	$10,000
Todd & Karen Acker	3/31/2006	11,764	$10,000 (1)
Total		181,764	$180,000

(1)                   The 11,764 shares of common stock were issued to Todd & Karen Acker at $0.85 per share.

The remaining 170,000 shares of common stock were issued at $1.00 per share. The common stock was issued at $1.00 per share; we received an aggregate amount of $180,000 in connection with the issuance of the 181,764 shares.

The remaining 2,318,226 shares were issued under Rule 506 of Regulation D promulgated under the Securities Act. These stockholders who received the securities representations that (a) the stockholder is acquiring the securities for his, her or its own account for investment and not for the account of any other person and not with a view to or for distribution, assignment or resale in connection with any distribution within the meaning of the Securities Act, (b) the stockholder agrees not to sell or otherwise transfer the purchased shares unless they are registered under the Securities Act and any applicable state securities laws, or an exemption or exemptions from such registration are available, (c) the stockholder has knowledge and experience in financial and business matters such that he, she or it is capable of evaluating the merits and risks of an investment in us, (d) the stockholder had access to all of our documents, records, and books pertaining to the investment and was provided the opportunity to ask questions and receive answers regarding the terms and conditions of the offering and to obtain any additional information which we possessed or were able to acquire without unreasonable effort and expense, and (e) the stockholder has no need for the liquidity in its investment in us and could afford the complete loss of such investment. Our management made the determination that the investors in instances where we relied on Regulation D are accredited investors (as defined in Regulation D) based upon our management’s inquiry into their sophistication and net worth. In addition, there was no general solicitation or advertising for securities issued in reliance upon Regulation D. Specifically, we issued a total of 2,318,226 shares of common stock to certain individuals in the past three (3) years and entities as follows:

Name	Date of Sale	Number Of Shares	Consideration Received
Todd & Karen Acker	12/1/2007	10,000	$10,000
Miller Family Trust	1/1/2008	1,000,000	$1,000,000
David Alexander	2/11/2008	20,000	$20,000
Jerry Natalia	2/12/2008	7,500	$7,500
Glen Puro	2/12/2008	10,000	$10,000
Mike and Nancy Anderson	3/31/2008	5,000	$5,000
Eric Oversteg	4/15/2008	20,000	$20,000
Jim & Darla Hinderscheid	4/22/2008	10,000	$10,000
Brendon Jones (UK)	5/13/2008	5,000	$5,000
Anslow Jaclin LLP	8/31/2008	25,000	$25,000 (1)
Criterion Capital Partners, LLC	8/31/2008	1,205,726	$1,205,726 (2)
Total		2,318,226	$2,318,226

(1)                   The 25,000 shares were issued to Anslow & Jaclin, LLP at $1.00 per share as compensation for legal services rendered.

(2)                   The 1,205,726 shares were issued to Criterion Capital Partners, LLC at $1.00 per share as compensation for the business and financial advisory services rendered.

 We received an aggregate amount of $1,087,500 in cash in connection with the issuance of the 2,318,226 shares.

Item 16. Exhibits and Financial Statement Schedules.

EXHIBIT NUMBER	DESCRIPTION
3.1	Articles of Incorporation*
3.2	By-Laws*
5.1	Opinion of Anslow & Jaclin, LLP
10.1	Stock Option Plans*
10.2	Incentive Stock Option*
10.3	Non-Statutory Stock Option*
10.4	Promissory Notes with Miller Family Trust
10.5	Promissory Notes with Mitchell Family Trust
10.6	Consulting Agreement with Criterion Capital Partners, LLC *
23.1	Consent of Hawkins Accounting of Los Angeles CA
23.2	Consent of Counsel
24.1	Power of Attorney
99.1	Patents*

* Filed as an exhibit to the Form S-1 filed with the SEC on September 26, 2008.

Item 17. Undertakings.

(A) The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)
Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)
Include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)
That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(B) The issuer is subject to Rule 430C (ss. 230. 430C of this chapter): Each prospectus filed pursuant to Rule 424(b)(ss. 230. 424(b) of this chapter) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A (ss. 230. 430A of this chapter), shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and authorized this registration statement to be signed on its behalf by the undersigned, in Salinas, California on January 28, 2009 .

FEEL GOLF COMPANY, INC.

/s/ Lee Miller	/s/ David Otterbach
Name: Lee Miller	Name: David Otterbach
Title: Chief Executive Officer, Interim Chief Financial Officer Principal Accounting Officer	Title: Director, Chief Operating Officer

/s/ David Worrell	/s/ Wylie Mitchell
Name: David Worrell	Name: Wylie Mitchell
Title: Director	Title: Director

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Lee Miller and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities (including his capacity as a director and/or officer of Feel Golf Company, Inc.) to sign any or all amendments (including post-effective amendments) to this registration statement and any and all additional registration statements pursuant to rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the SEC, granting unto each said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

In accordance with the requirements of the Securities Act of 1933, as amended, this registration statement was signed below by the following persons in the capacities and on the dates stated.

/s/ Lee Miller	/s/ David Otterbach
Name: Lee Miller	Name: David Otterbach
Title: Chief Executive Officer, Interim Chief Financial Officer Principal Accounting Officer	Title: Director, Chief Operating Officer

/s/ David Worrell	/s/ Wylie Mitchell
Name: David Worrell	Name: Wylie Mitchell
Title: Director	Title: Director